UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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DUNE ENERGY, INC.
(Name of Registrant as Specified in Its Charter)

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DUNE ENERGY, INC.

Two Shell Plaza, 777 Walker Street, Suite 2300

Houston, Texas 77002

April 24, 2012

TO OUR STOCKHOLDERS:

You are cordially invited to attend our 2011 Annual Stockholders’ Meeting to be held at the Hyatt Regency Houston, 1200 Louisiana Street, Houston, Texas 77002 on Tuesday, June 5, 2012, at 11:00 a.m. local time.

We have attached a Notice of Annual Meeting of Stockholders and Proxy Statement that discuss the matters to be presented at the meeting. A copy of our 2011 Annual Report on Form 10-K is also enclosed. You may also view these materials at http://www.RRDEZProxy.com/2012/DuneEnergy.

In addition to acting on the matters listed in the Notice, we will discuss our progress and you will be given an opportunity to ask questions of general interest to all stockholders.

You may vote your shares by submitting a proxy by Internet, by telephone, or by completing, signing, dating and returning the enclosed proxy card or by voting in person at the Annual Meeting. The proxy card describes your voting options in more detail. If for any reason you desire to revoke your proxy, you can do so at any time before it is voted.

James A. Watt
President and Chief Executive Officer

DUNE ENERGY

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

DATE	•	Tuesday, June 5, 2012, at 11:00 a.m. Central Time

PLACE	•	Hyatt Regency Houston, 1200 Louisiana Street, Houston, Texas 77002

PURPOSES	•	To elect our Directors;

	•	To approve our new Stock Incentive Plan;

	•	To ratify the appointment of our selection of MaloneBailey, LLP as independent registered public accounting firm of the Company for the fiscal year ending December 31, 2012; and

	•	To transact any other business that properly comes before the meeting or any adjournment of the meeting.

RECORD DATE	•	You can vote if you were a stockholder of record at the close of business on May 8, 2012

By order of the Board of Directors,

Frank T. Smith, Jr.
Senior Vice President, Chief Financial Officer and Secretary

April 24, 2012

Houston, Texas

i

DUNE ENERGY, INC.

PROXY STATEMENT

GENERAL INFORMATION ABOUT THE SOLICITATION

We are sending you these proxy materials in connection with the solicitation by the Board of Directors of Dune Energy, Inc. (OTC Bulletin Board: DUNR) of proxies to be used at Dune’s annual meeting of stockholders to be held on June 5, 2012 and at any adjournment or postponement of the meeting. “We”, “our”, “us”, the “Company” and “Dune” all refer to Dune Energy, Inc. The proxy materials are first being mailed on or about May 10, 2011.

Who may vote

You will be entitled to vote at the annual meeting only if our records show that you held your shares of common stock of the Company, par value $0.001 per share (the “common stock”) on May 8, 2012. At the close of business on April 18, 2012, a total of 39,410,844 shares of our common stock were outstanding and entitled to vote. Each share of common stock has one vote.

Voting by proxy

If your shares are held by a broker, bank or other nominee, it will send you instructions that you must follow to have your shares voted at the annual meeting. If you hold your shares in your own name as a record holder, you may instruct the proxy agents how to vote your shares by completing, signing, dating, and mailing the proxy card in the enclosed postage-paid envelope. In addition, you may cast your vote via the internet or by telephone as set forth on the enclosed proxy card. Of course, you can always come to the meeting and vote your shares in person.

The proxy agents will vote your shares as you instruct. If you sign and return your proxy card without giving instructions, the proxy agents will vote your shares FOR each person named in this Proxy Statement as a nominee for election to our Board of Directors, FOR the approval of the 2012 Dune Energy, Inc. Stock Incentive Plan and FOR the ratification of the selection of MaloneBailey LLP as the Company’s independent registered public accounting firm.

How to revoke your proxy

You may revoke your proxy at any time before it is voted. If you are a record stockholder, you may revoke your proxy in any of the following ways:

•	by giving notice of revocation at the annual meeting.;

•	by delivering to the Company’s Senior Vice President, Chief Financial Officer and Secretary at our executive offices, on or prior to the annual meeting, written instructions revoking your proxy;

•	by delivering to the Company’s Senior Vice President, Chief Financial Officer and Secretary at our executive officers, on or prior to the annual meeting, an executed proxy bearing a later date; or

•	by voting in person at the annual meeting.

How votes will be counted

The annual meeting will be held if a quorum, consisting of a majority of the outstanding shares of common stock entitled to vote, is represented at the meeting. If you have returned a valid proxy or attend the meeting in person, your shares will be counted for the purpose of determining whether there is a quorum, even if you wish to abstain from voting on some or all matters introduced. Abstentions and broker “non-votes” are counted in determining whether a quorum is present. A “broker non-vote” occurs when a broker, bank or nominee that holds shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that proposal and has not received voting instructions from the beneficial owner.

If a quorum is not present at the annual meeting, a majority of the shares present, in person or by proxy, has the power to adjourn the meeting from time to time until a quorum is present. Other than announcing at the annual meeting the time and place of the adjourned meeting, no notice of the adjournment will be given to stockholders unless required because of the length of the adjournment.

Directors will be elected by a plurality of the votes cast. The affirmative vote of a majority of the votes cast is required to approve all other matters voted on at the meeting.

Abstentions and broker “non-votes” are not counted in the election of directors, the approval of the 2012 Dune Energy, Inc. Stock Incentive Plan, and the approval of any other matter. Abstentions with respect to Proposal 3, ratification of appointment of independent public accounting firm, will have the same effect as a vote against that proposal. Furthermore, brokers have the discretionary authority to vote on Proposal 3.

Cost of this proxy solicitation

We will pay the cost of the proxy solicitation. We may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners.

PROPOSAL ONE

ELECTION OF DIRECTORS

General

Our Board of Directors currently has seven members. Each current member of our Board of Directors is standing for election, to hold office until the next annual meeting of stockholders.

Your proxy will be voted FOR the election of the seven nominees named below, unless you withhold authority to vote for any or all of the nominees. Management has no reason to believe that a nominee will be unwilling or unable to serve as a director. The Nominations and Corporate Governance Committee of the Board of Directors nominated each of the candidates for election. However, if a nominee is unwilling or unable to serve, your proxy will be voted for another nominee designated by our Board of Directors.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE SEVEN NOMINEES NAMED BELOW TO SERVE AS MEMBERS OF THE COMPANY’S BOARD, TO HOLD OFFICE UNTIL THE NEXT ANNUAL MEETING OF STOCKHOLDERS.

Nominees for Director

The following sets forth information concerning the seven nominees for election as directors at the Annual Meeting, including information as to each nominee’s age as of March 31, 2012, position with the Company and business experience during the past five years. All nominees are currently serving as directors and are standing for re-election. In addition, all nominees other than James A. Watt were appointed in connection with the Company’s financial restructuring.

James A. Watt, age 62, became a Director of our Company on April 16, 2007 and our President and Chief Executive Officer on April 17, 2007. Mr. Watt served as the Chief Executive Officer of Remington Oil and Gas Corporation from February 1998 and the Chairman of Remington from May 2003, until Helix Energy Solutions Group, Inc. (NYSE: HLX) acquired Remington in July 2006. From August 2006 through March 2007, Mr. Watt served as the Chairman and Chief Executive Officer of Maverick Oil & Gas, Inc. (OTC: MVOG.OB). Mr. Watt currently serves on the Board of Directors of Helix. Mr. Watt received a B.S. in Physics from Rensselaer Polytechnic Institute. As a result of these professional experiences, Mr. Watt possesses particular knowledge and experience in the operations of oil and gas companies that strengthen the board’s collective qualifications, skills, and experience.

Michael R. Keener, 53, became a Director of our Company in January 2012. He has been the principal/owner since January of 2011 of KP Energy, a private company focused on providing Mezzanine Debt, Private Equity and Direct Asset ownership to North American Exploration and Production companies. From October of 2009 until December of 2010, Mr. Keener served as Managing Director of Imperial Capital, LLC and from February 2003 until October 2009 he served as Principal and Managing Director of Petrobridge Investment, LLC. Mr. Keener received a B.S. in Business Administration—Accounting from Bloomsburg University and an MBA from Loyola University. Mr. Keener’s prior banking experiences for smaller exploration and production companies provide a high level of understanding of the Company’s challenges.

Stephen P. Kovacs, age 43, became a Director of our Company in January 2012. He previously served as a Managing Director of Strategic Value Partners, LLC where he was employed from 2004 until April 2011. From 2010 to February 2011 he served on the Board of Directors of NextMedia Group. Currently, Mr. Kovacs is a private investor. Prior to his employment with Strategic Value Partners, LLC, Mr. Kovacs was from 2004 to 2007 a Director at E&Y Capital Advisors, LLC, the corporate restructuring and bankruptcy advisory group of Ernst & Young LLP. Mr. Kovacs received an undergraduate degree from Cornell University, Cum Laude and an MBA from Columbia University. Mr. Kovacs’ knowledge of investors’ approaches and demands will help shape the future directions of the Company.

Dr. Alexander A. Kulpecz, Jr., age 58, became a Director of our Company in January 2012. He is currently managing EP Partner of Pulser Energy, LLP (London) an investment group focused on energy and CEO of Alexander Energy Limited (Houston). He has served in these positions since 2006, and 2008 respectively. From 1978 to 1998, Dr. Kulpecz had increasingly more responsible technical and management positions with the Royal Dutch Shell group concluding as Executive Director and Executive Vice President of Shell International Gas and Power. From 1998 to 2000 he was President of Azurix International. Dr. Kulpecz received a B.A. and MSC degree in Geology, an MBA from Henley (UK) and a PhD from Imperial College of Science and Medicine, University of London in subsurface petroleum engineering. Dr. Kulpecz’s extensive exploration and production background provide an excellent base to assist in the evaluations of the Company’s programs.

Emanuel R. Pearlman, age 52, became a Director of our Company in January 2012. He has served as Chairman and CEO of Liberation Investment Group, LLC, a New York based investment management and financial consulting firm, since 2003. From 2009 to the present Mr. Pearlman served on the board of Fontainebleau Miami JV, LLC as Chairman of the Audit and Compensation Committee and from 2010 to the present served as Chairman of the Board of Empire Resorts, Inc. From January 2012 to the present Mr. Pearlman served on the Board o f Network-1 Security Solutions, Inc. From 2006-2010, Mr. Pearlman served on the board of Multimedia Games, Inc. Mr. Pearlman received an A.B. in Economics, Magna Cum Laude, from Duke University and an MBA from Harvard Graduate School of Business. Mr. Pearlman’s prior experiences in dealing with both public and private company restructurings provide him an excellent knowledge base for the current challenges facing the Company.

Robert A. Schmitz, age 71, became a Director of our Company in January 2012. He has served as Co-Founder of Quest Turnaround Advisors since 2000, an advisory firm serving debtors and creditors of distressed companies. Mr. Schmitz was the Chief Restructuring Officer of Fontainebleau Miami JV, LLC in 2010 and of WorldSpace Inc. from 2008 to present. Since March 2010, Mr. Schmitz has served as a member of the Board of Houghton Mifflin Harcourt Holdings, Inc. From 2003-2007 he served as non-executive chairman of the board of Premium TV, Ltd. From 2009-2011 he served on the Board of Sun Times Media Group which was sold to a private group of investors. Mr. Schmitz received a BA in Economics from the University of Michigan and a SM from the Sloan School of Management at the Massachusetts Institute of Technology. Mr. Schmitz will serve as Chairman of the Board. Mr. Schmitz experience advising companies through turnaround situations will benefit the Company as it moves forward from its restructuring.

Eric R. Stearns, age 54, became a Director of our Company in January 2012. He is currently President, CEO and a member of the Board of Directors of Puckett Land Company, a privately held Colorado energy company. He has served in this position from July 2011 to present. Mr. Stearns served from 1985-2009 in ever increasingly responsible technical and management positions with Petroleum Development Corporation concluding as Executive Vice President. Mr. Stearns received a B.S. in Geology from Virginia Polytechnic Institute and State University. Mr. Stearns extensive exploration and production background provide an excellent base to assist in the evaluations of the Company’s programs.

Board of Directors Independence

The Board of Directors’ Nominations and Corporate Governance Committee (the “Nominations Committee”) has affirmatively determined that each of Messrs. Keener, Kovacs, Kulpecz, Pearlman, Schmitz and Stearns, constituting a majority of the members of the Board of Directors, qualify as “independent” by our Board of Directors, and the applicable rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The definition of “independent” is also set forth the Company’s Corporate Governance Guidelines, which are posted on the Company’s website. In making this determination, the Nominations Committee has concluded that none of these members has a relationship which, in the opinion of the Nominations Committee, is material and would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our only non-independent, management director is Mr. Watt, our current President and Chief Executive Officer. Our Nominations Committee reviews and analyzes this independence determination annually.

Leadership Structure of the Board

As prescribed by our Amended and Restated Bylaws, the Chairman of the Board of Directors has the power to preside at all meetings of the Board. Mr. Schmitz currently serves as the Chairman of our Board. The Nominations Committee believes that Mr. Schmitz’s history experience advising companies through turnaround situations makes him the appropriate leader of the Board.

Risk Oversight

While it is the job of management to assess and manage our risk, the board and its audit committee (each where applicable) discuss the guidelines and policies that govern the process by which risk assessment and management is undertaken and evaluate reports from various functions with the management team on risk assessment and management. The Board interfaces regularly with management and receives periodic updates on operational, financial, legal and risk management matters. The Audit Committee assists the Board in oversight of the integrity of our financial statements. We do not believe that the Board’s role in risk oversight has an effect on the Board’s leadership structure.

Stockholder Communications with the Board of Directors

Any stockholder or other interested party wishing to send written communications to any one or more of the Company’s directors may do so by sending them in care of the Company’s General Counsel at the Company’s principal executive offices. All such communications will be forwarded to the intended recipient(s).

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics (“Code of Conduct and Ethics”) that applies to all our directors, officers and employees, including our Chairman, President and Chief Executive Officer, Chief Financial Officer and Senior Vice Presidents. A copy of our current Code of Conduct and Ethics can be found at our website at www.duneenergy.com. All documents which we have filed on the SEC’s EDGAR system are available for retrieval at their website at www.sec.gov, as well as available to the public from commercial document retrieval services. You may also obtain a copy of our Code of Conduct and Ethics at no cost, by writing or telephoning us at: Dune Energy, Inc., Two Shell Plaza, 777 Walker Street, Suite 2300, Houston, Texas 77002 (tel.: 713-229-6300). We undertake to make all disclosures that are required by applicable law concerning any subsequent amendments to, or waivers from, any provision of the Code of Conduct and Ethics.

Board of Directors meetings and committee meetings

During 2011, our Board of Directors held 7 meetings. During 2011, each Director attended not less than 75% of the aggregate total number of Board of Directors meetings and meetings of the committees on which he serves. Each member of the Board of Directors attended the 2011 annual meeting.

During 2011 we had an Audit Committee, Compensation Committee and Nominations and Corporate Governance Committee.

Audit Committee

Please read “Proposal Three—Ratification of Appointment of Independent Registered Public Accounting Firm.”

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has adopted procedures for pre-approving certain audit, review or attest engagements and permissible non-audit services including fees and terms thereof, to be provided by the independent registered public accounting firm. These procedures include reviewing a budget for audit and permissible non-audit services. As part of any pre-approval, the Audit Committee considers whether such services are consistent with the SEC rules on auditor independence. The Audit Committee periodically monitors the services rendered and actual fees paid to the independent registered public accounting firms to ensure that such services are within the parameters approved by the Audit Committee.

Nominations and Corporate Governance Committee

Our Nominations Committee was formed with the primary purposes of: (a) identifying individuals qualified to become members of the Board of Directors and, with respect to our stockholders’ meetings, selecting or recommending that the Board of Directors select the director nominees for election at our annual meeting or filling vacancy(ies) on the Board of Directors; and (b) developing and recommending to the Board of Directors a set of corporate governance principles applicable to our Company and its operations, including reviewing and modifying, as necessary, our Code of Conduct and Ethics previously adopted by the Board of Directors.

The Nominations Committee members are Alexander A. Kulpecz, Jr. and Emanuel Pearlman, who serves as Chairman of the Nominations Committee, all of whom are independent directors.

The Board of Directors has adopted a written charter for the Nominations Committee, a copy of which is available on our website. The Nominations Committee shall be composed of at least two, but no more than three, independent directors on the Board of Directors. All members of the Nominations Committee must be independent as defined in our Governance Standards for Directors and Committees of the Board, a copy which is available on our website.

Our Nominations Committee has endorsed all incumbent director nominees standing for re-election at our 2012 annual stockholders’ meeting, affirmatively finding that such nominees present the qualifications necessary to be nominated as a director under the Standards for Director Qualification, which form a part of the Company’s Governance Standards for Directors and Committees of the Board, adopted by the Board of Directors.

Standards for Director Qualifications

As envisioned by its charter, our Nominations Committee will identify individuals qualified to become board members consistent with criteria established by the committee under its “Standards for Director Qualification.” Under these standards, directors are expected to bring to the Company a range of experience, knowledge and judgment and to act with integrity and commitment to our Company, our business plans and long-term stockholder value. Directors are expected to be active and maintain an attitude of constructive skepticism and participate in corporate affairs by asking questions that require accurate, honest explanations. The Nominations Committee does not have a policy with regard to the consideration of diversity in identifying director nominees. Directors must represent the interests of all stockholders. Directors should also have relevant business and industry experience in order to provide a useful perspective on significant risks and competitive advantages facing us, and in particular, should demonstrate competence in one or more of the following areas: accounting or finance, markets, business or management experience, oil and gas industry knowledge, end user experience or perspective, crisis management, or leadership and strategic planning. Directors will also be expected to become familiar with the qualitative requirements necessary to serve as a director of a corporation engaged in the oil and gas industry.

Identifying and Evaluating Nominees for Directors

Our Nominations Committee uses various methods for identifying and evaluating nominees for director. The Nominations Committee intends to regularly assess the appropriate size of the board, and whether any vacancies on the board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominations Committee will consider various potential candidates for director. Candidates may come to the attention of the Nominations Committee through recommendations by current board members, professional search firms, stockholders or other persons. Candidates are evaluated at regular or special meetings of the Nominations Committee, and may be considered at any point during the year.

The Nominations Committee will consider stockholder nominations properly submitted to the committee at our Company address following verification of the stockholder status of any persons proposing candidates. Any recommendations are considered as a whole by the Nominations Committee at a regularly scheduled meeting prior to the issuance of the proxy statement for our annual meeting of stockholders. If any materials are provided by a stockholder in connection with the nomination of a director candidate, such materials are forwarded to the Nominations Committee. The Nominations Committee may also review materials provided by professional search firms or other parties in connection with a nominee who is not proposed by a stockholder. In evaluating such nominations, the Nominations Committee seeks to achieve those qualifications outlined elsewhere in this Proxy Statement and set forth in the committee’s charter.

The Nominations Committee will consider stockholder nominations properly submitted at our Company’s next annual meeting in accordance with the procedure set forth on the last page of this proxy statement and the regulations promulgated by the SEC, Delaware law and our constituent documents.

Although the Nominations Committee will consider candidates recommended by stockholders, it may determine not to recommend that the Board of Directors, or the Board of Directors may determine not to, nominate those candidates for election to the Board of Directors.

Compensation Committee

Our Compensation Committee is responsible for setting executive compensation levels, bonus plan participation and target levels and executive and overall compensation policies. The Compensation Committee also reviews and approves executive benefit plans and make awards under the Company’s equity plans, as well as performs such other duties delegated to it by the Board of Directors as set forth in its charter, a copy of which is available at our website.

The Compensation Committee’s membership consists of Stephen P. Kovacs, Dr. Alexander A. Kulpecz, Jr. and Eric R. Stearns, who serves as Chairman of the Compensation Committee, all of whom are independent directors. During 2011, 2 meetings of the Compensation Committee were held.

Compensation Committee Interlocks and Insider Participation

During fiscal year 2011, none of our executive officers served on the Board of Directors of any entities whose directors or officers served on our Compensation Committee. No current or past officers or employees of the Company serve on our Compensation Committee.

Health, Safety and Environmental Committee

Our Health, Safety and Environmental Committee (the “HSE Committee”) was formed in January 2012 and is responsible for assisting the Board of Directors in fulfilling its oversight responsibilities by reviewing the Health, Safety and Environmental performance of the Company and the metric performance targets recommended by management. A copy of the HSE Committee’s charter is available ay our website.

The HSE Committee’s membership consists of Michael R. Keener, Stephen P. Kovacs and Alexander A. Kulpecz, Jr., who serves as the chairman of the HSE Committee.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis is intended to assist in understanding the Company’s compensation programs. It is intended to explain the philosophy underlying the Company’s compensation strategy and the fundamental elements of compensation paid to the Company’s President and Chief Executive Officer (“CEO”), Chief Financial Officer, and other individuals included in the Summary Compensation Table (“Named Executive Officers” or “executive officers”). The discussion is divided into the following sections:

I.	Executive Summary
II.	Compensation Philosophy, Objectives, and Key Considerations
III.	Roles of Participants in the Decision-Making Process
IV.	Items the Compensation Committee Considers When Making Compensation Decisions
V.	Elements of the 2011 Compensation Program
VI.	Changes to our Compensation Program for 2012
VII.	Employment Agreements and Severance Arrangements
VIII.	Other Important Compensation Policies Affecting the Named Executive Officers

I. Executive Summary

The Company’s compensation strategy, above all, is designed to reward results and align all employees’ interests with those of our stockholders. Our policy is to provide a portion of the executive officers’ compensation in cash, including an annual base salary and an opportunity to receive an annual bonus which remains at risk. Another component of the executive officers’ compensation has historically been the granting of long-term incentive equity awards, generally in the form of restricted common stock. Consistent with our commitment to compensation tied to performance and increasing stockholder value, restricted stock has historically been granted to all employees, not just the executive officers, in an effort to keep the executive officers and other employees focused on shareholder growth.

In 2011, the Company faced a very challenging year due to limited cash flow, depressed commodity prices, and employee turnover above levels we had experienced in prior years. In addition, the Company initiated and completed a financial restructuring plan (the “restructuring”) during the latter half of the year, which is discussed in more detail below. As a result of these events, the Company established the Retention Bonus Program in mid-2011. The Retention Bonus Program is discussed in more detail in the section of this proxy statement entitled “Elements of the 2011 Compensation Program.”

Due to the challenges mentioned above, no annual bonus awards were made and no long-term incentive equity awards were granted to the executive officers during 2011. The Compensation Committee’s decision to not pay annual bonuses or grant long-term incentives to the executive officers is discussed in more detail in the section entitled “Elements of the 2011 Compensation Program.” The lack of any short- or long-term incentive payments for 2011 underscored the Company’s need for the Retention Bonus Program to retain key talent through the completion of the restructuring.

During 2011, the Compensation Committee of the Board of Directors consisted of Messrs. Richard Cohen, Alan Bell and William Greenwood. Messrs. Cohen, Bell and Greenwood submitted their resignations from the Company’s Board of Directors effective January 17, 2012. The following day, Messrs. Eric Stearns and Stephen Kovacs and Dr. Alexander Kulpecz, Jr. were appointed to serve on the Company’s Board of Directors and as members of the Compensation Committee. Each member of the Compensation Committee qualifies as an independent, outside member of the Board of Directors in accordance with the requirements of current Securities and Exchange Commission (SEC) regulations.

II. Compensation Philosophy, Objectives and Key Considerations

The nature of our business, which consists primarily of exploring, developing, acquiring, and exploiting oil and natural gas properties, is complex and requires that we attract and retain highly qualified and capable executive officers, both from a leadership standpoint and a technical standpoint. As such, our overall compensation philosophy is twofold: (1) to attract, retain, and motivate the executive officers who are critical to developing and executing on our business plan; and (2) to administer our compensation programs in a performance-driven manner that delivers compensation that is competitive and reasonable when compared to the marketplace.

The Compensation Committee has the responsibility for continually monitoring the compensation paid to the Named Executive Officers. The Compensation Committee believes that the compensation of the Company’s Named Executive Officers should encourage creation of stockholder value and achievement of strategic corporate objectives. Specifically, the Compensation Committee is committed to ensuring that the total compensation package for the Named Executive Officers will serve to:

•	Attract, retain, and motivate highly qualified senior executives by providing base salaries that are competitive with our peer companies;

•

Enhance the Company’s near-term financial performance by subjecting annual bonuses to performance measures that relate to enhancement of the value of the Company’s profitability during the measurement period; and

•	Increase stockholder value by providing long-term incentives around stock ownership in an effort to align the interests of senior executives with those of our stockholders.

At all times, the Compensation Committee aims to maintain consistency in its approach and execution of our overall executive compensation philosophy. However, the Compensation Committee may at times consider other factors in making decisions affecting executive compensation.

III. Roles of Participants in the Decision-Making Process

The following table summarizes the responsibilities of the Compensation Committee, Alvarez & Marsal Taxand, LLC (the compensation consultant retained by the Compensation Committee), and management in determining and approving the executive compensation programs of the Company.

Compensation Committee

•    Determines and reviews compensation of the Board of Directors and various committees therof;

•    Determines program principles and philosophies to ensure the attraction and retention of qualified executive officers, the motivation of executive officers to achieve the Company’s business objectives, and the alignment of interests of key leadership with long-term shareholder growth;

•    Reviews state of executive compensation programs from time to time to ensure competitiveness in the marketplace;

•    Reviews recommendations made by the CEO regarding the compensation of the other executive officers;

•    Reviews and approves annual bonus plan performance measures and goals;

•    Determines and approves each element of compensation for the Named Executive Officers, including base salary, short-term annual bonus targets and actual payouts, and long-term incentive equity award grants;

•    Reviews, adopts, and submits to the Board of Directors amendments to incentive plans and other equity-based plans; and

•    Has exclusive authority to retain or terminate the services of an independent compensation consultant.

Alvarez & Marsal Taxand, LLC

•    Performs work from time to time at the direction of the Compensation Committee; and

•    Provides advice on subjects such as trends in executive compensation, program design, and total compensation levels.

Management

•    CEO recommends base salary levels, annual bonus plan target levels, and long-term incentive equity awards for executive officers other than himself; and

•    CEO provides information on performance goals for Compensation Committee consideration in structuring the performance-based components of the Company’s compensation programs.

IV. Items the Compensation Committee Considers When Making Compensation Decisions

Set forth below are several items that the Compensation Committee considers when making decisions that affect the compensation of the Named Executive Officers of the Company and other employees. As previously discussed, the Compensation Committee may find it necessary from time to time to consider items not specifically listed below.

Business Environment

We are an independent exploration and development company with operations focused along the Louisiana and Texas Gulf Coasts. We actively manage our drilling program to increase oil and gas reserves and production while seeking to keep finding and development costs and operating costs competitive. As we operate in a very cyclical industry, our executive team is crucial to the development and execution of our long-term strategy in order to build value for our shareholders through the cyclical nature of our industry.

In light of the recent challenges faced (including limited cash resources, depressed share prices, and increased employee turnover), we relied heavily on senior management in 2011 to provide leadership and direction to the Company, and, most importantly, assist in the restructuring of the Company’s debt obligations. Due in large part to the efforts of management, the Company entered into an agreement with its bond holders in October 2011, in which we sought to eliminate certain outstanding notes and related cash interest expense in exchange for a combination of equity securities and new debt securities.

On December 22, 2011, the Company completed the restructuring, in which approximately $297 million worth of notes due 2012 were exchanged for:

•	shares of newly issued common stock and a new series of preferred stock that have been converted into common stock; and

•	approximately $49.5 million of newly issued notes due 2016.

Also on December 22, 2011, all of the Company’s then outstanding 10% Senior Redeemable Convertible Preferred Stock mandatorily converted into approximately $4 million in cash and approximately 58,434 shares of common stock on a post-restructuring basis.

With respect to the 2011 compensation program, the restructuring represented a significant milestone in the future success of the Company. As such, the Compensation Committee considered the role each executive officer played in the restructuring process when determining 2011 compensation. Please refer to the section “Elements of the 2011 Compensation Program,” which begins on page 12.

Market Trends

From time to time, the Compensation Committee generally reviews trends in executive compensation, both among our direct competitors and within the broader energy industry. In addition, when the need arises, the Compensation Committee considers market levels of compensation paid to our competitors in making compensation decisions.

In 2012, following the appointment of the new Compensation Committee, the Compensation Committee reviewed and approved the Company’s peer group for purposes of measuring relative total stockholder return for the performance-based long-term incentive awards granted to the executive officers. The companies in this 2012 Peer Group are shown below:

•	ATP Oil and Gas Corporation;

•	Callon Petroleum Company;

•	Crimson Exploration, Inc.;

•	Energy Partners, Ltd.;

•	Energy XXI, Ltd.;

•	Goodrich Petroleum Corporation;

•	PetroQuest Energy, Inc.;

•	Stone Energy Corporation; and

•	W&T Offshore, Inc.

The Compensation Committee believes that these companies are appropriate for the purpose of measuring relative total stockholder return because the above companies are the Company’s direct competitors. In addition, the companies listed above are companies that are likely competition for our executive talent.

In addition, the Compensation Committee may from time to time utilize the peer group shown above, various companies within the peer group, or other competitor peer companies not listed above for the purposes of analyzing trends and total compensation levels in the competitive marketplace.

Consideration of Risk

Our compensation program is designed to provide the Named Executive Officers incentives to manage the Company for the long term, while avoiding excessive risk-taking in the short term. In addition, certain elements of the executive officers’ compensation have been and will continue to be paid out over multiple years (e.g., long-term incentive equity awards which generally vest over a three-year period). The Compensation Committee develops goals and objectives based on a mix of performance metrics to avoid excessive weight on any single criterion. Likewise, the compensation of our executive officers has historically been balanced among base salary, annual bonus, and long-term equity incentive awards (in particular, restricted stock awards, which the Compensation Committee views as an appropriate vehicle to deliver compensation to the executive officers). The Compensation Committee believes that the Company’s executive compensation practices in 2011, as well as the changes implemented for 2012, are appropriate to (i) encourage the executive officers to take appropriate levels of risk; and (ii) create sustained shareholder value over a long period of time.

Tax and Accounting Considerations

The Company considers the tax and accounting implications regarding the delivery of various forms of compensation. Section 162(m) of the Internal Revenue Code of 1986(“IRC”), as amended, generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to a corporation’s Principal Executive Officer and the three (3) other most highly compensated executive officers (excluding the Principal Financial Officer).

In connection with the compensation of the Company’s executive officers, the Compensation Committee is aware of Code section 162(m) as it relates to deductibility of qualifying compensation paid to executive officers. The Compensation Committee attempts, where practical, to comply with the requirements of Code section 162(m) so that all compensation is deductible.

V. Elements of the 2011 Compensation Program

As previously mentioned, the business environment and the events surrounding our restructuring had significant impacts on our 2011 compensation program. Specifically, we did not award any regular annual bonuses to the executive officers as the Company did not achieve one or more of its annual performance goals, namely (i) year-over-year growth in reserves; (ii) increases in annual production volumes; and (iii) limiting finding and development costs. In addition, the Compensation Committee chose not to grant long-term incentive equity awards to any executive officer in 2011 due to the anticipated restructuring. We determined it was appropriate to re-evaluate the annual bonus and long-term incentive award components upon completion of the restructuring, as discussed in the section “Changes to our Compensation Program for 2012.”

Accordingly, the elements of compensation utilized in 2011 to retain and motivate the Named Executive Officers included:

•	Base Salary;

•	Retention Bonus Program;

•	Retirement Benefits;

•	Health and Insurance Plans; and

•	Perquisites.

Below is a discussion of each element of compensation listed above, including the purpose of each element, why the Compensation Committee elects to pay each element, how each element was determined by the Compensation Committee, and how each element and the Compensation Committee’s decisions regarding the payment of each element relate to the Company’s goals. Details of compensation for our executive officers can be found in the tables beginning on page 20.

Base Salary

Base salary is the starting point in a compensation package that will attract and retain executives. Base salary provides a steady income as a foundation upon which performance incentives can build. The Compensation Committee believes that base salary should be competitive with its peer companies in the oil and gas exploration industry. The Named Executive Officer compensation is set to be competitive with the Company’s peer companies based on the executives’ level of experience.

It is the Compensation Committee’s goal to set base salary to reflect the role and responsibility of each executive officer over time. Base salary, although not directly connected to performance, is essential to compete for talent, and the Company’s failure to pay a competitive base salary could affect our ability to recruit and retain qualified members of management. Base salary was determined by analyzing the base salaries of comparable executives in our peer companies and considering the abilities, qualifications, accomplishments, and prior work experience of each executive officer.

The following table sets forth the executive officers’ base salaries for 2010 and 2011. Mr. Watt’s base salary has remained unchanged since January 1, 2008. Messrs. Smith, Bettis and Mourglia were granted modest base salary increases effective January 1, 2011

Named Executive Officer	2010 Base Salary	2011 Base Salary	% Increase
James A. Watt President and Chief Executive Officer	$550,000	$550,000	—%
Frank T. Smith, Jr. Senior Vice President, Chief Financial Officer & Secretary	268,000	279,000	4%
Hal L. Bettis Executive Vice President & Chief Operating Officer	268,000	279,000	4%
Richard H. Mourglia General Counsel and Senior Vice President–Land	235,000	245,000	4%

Retention Bonus Program

As previously mentioned, the Company began experiencing elevated levels of attrition in late 2010 which persisted into 2011. We experienced the loss of numerous key employees across various functional areas. As a result, the Compensation Committee felt it was necessary to adopt the Retention Bonus Program to combat further loss of critical employees, including the executive officers. Because the annual bonus was not expected to generate a payout for 2011, and due to the Compensation Committee’s inability to grant long-term incentive awards in advance of a potential restructuring, the Compensation Committee adopted the Retention Bonus Program.

The Retention Bonus Program, which was conceived in mid-2011 and formally adopted by the Compensation Committee on October 25, 2011, served to retain employees who were crucial to our operations during and after the restructuring. Prior to adopting the Retention Bonus Program, the Compensation Committee held discussions with Alvarez & Marsal Taxand, LLC, its compensation consultant, to gauge the reasonableness of the payouts and the overall design of the program. The terms of the Retention Bonus Program provided that each of the executive officers would be eligible to receive a retention bonus equal to his target annual bonus on the earlier of: (i) the completion of the restructuring; or (ii) March 2012, provided that the executive officer remained employed on such date. The table below sets forth the retention bonuses for the executive officers pursuant to the Retention Bonus Program as approved by the Company’s Board of Directors:

Named Executive Officer	2011 Retention Bonus
James A. Watt	$550,000
Frank T. Smith	167,400
Hal L. Bettis	195,300
Richard H. Mourglia	147,000

These retention bonuses were paid to the executive officers on December 27, 2011 following the completion of our restructuring.

Retirement Benefits

The Company does not have a defined benefit pension plan. However, the Named Executive Officers are eligible to participate in the Dune Energy 401(k) Plan (“401(k) Plan”), which is a Company-wide, tax-qualified retirement plan. The intent of this plan is to provide all employees with a tax-advantaged savings opportunity for retirement. The Company sponsors this plan to help employees in all levels of the Company save and accumulate assets for use during their retirement. As required, eligible pay under this plan is capped at IRC annual limits. The Company makes annual matching contributions to the 401(k) Plan on behalf of all employees, including the Named Executive Officers.

Health and Insurance Plans

The Named Executive Officers are eligible to participate in Company-sponsored benefit plans on the same terms as those generally provided to all salaried employees. Basic health benefits, dental benefits, and similar programs are provided to make certain that access to healthcare and income protection is available to the Company’s employees and the employees’ family members. The cost of Company-sponsored benefit plans is negotiated by the Company with the providers of such benefits, and the executive officers contribute to the cost of their benefits.

Perquisites

The Company has not historically provided perquisites for its executive officers. Prior to 2011, the Company provided Mr. Bettis with a modest car allowance pursuant to an arrangement with a company previously acquired by Dune Energy. Effective May 1, 2011, Messrs. Smith, Bettis and Mourglia were each provided a car allowance of $1,500 per month.

VI. Changes to our Compensation Program for 2012

The following discussion provides insights to changes that have been made to our executive compensation program for 2012 made by our Compensation Committee in 2012. The Compensation Committee believes that the changes made, particularly with respect to long-term incentive equity awards, will continue to guide the Company to an objective and performance-based compensation model. As no changes have been made to our executive compensation program with respect to retirement benefits, health an insurance plans, and perquisites, these elements of compensation are not discussed below.

Base Salary

The Compensation Committee chose to not increase the executive officers’ respective base salaries for 2012. As previously mentioned, Mr. Watt’s base salary has remained unchanged since January 1, 2008 and Messrs. Smith, Bettis and Mourglia were granted modest base salary increases effective January 1, 2011. The following table sets forth the executive officers’ base salaries for 2012.

Named Executive Officer	2011 Base Salary	2012 Base Salary	% Increase
James A. Watt President and Chief Executive Officer	$550,000	$550,000	—%
Frank T. Smith, Jr. Senior Vice President, Chief Financial Officer & Secretary	279,000	279,000	—%
Hal L. Bettis Executive Vice President & Chief Operating Officer	279,000	279,000	—%
Richard H. Mourglia General Counsel and Senior Vice President–Land	245,000	245,000	—%

Annual Bonus

Annual bonuses are provided to the Named Executive Officers through the Company’s bonus program, which is designed to support the near-term initiatives of the business and to position the Company for the future by focusing on annual goals, both financial and operational.

The Named Executive Officers have historically had the opportunity to receive an annual bonus that is tied to the main controllable operating criteria of the Company. In 2011 and prior years, these operating criteria were based on three elements: (i) growth in reserves year over year; (ii) increased annual production volumes; and (iii) limiting finding and development costs. The Company intentionally tied the annual bonus to these three elements to keep executive officers focused on the elements of the Company’s business that were critical to its success in the marketplace.

Additionally, individual goals have historically been set for each executive officer. These individual performance goals can impact the actual annual bonus awarded. The Compensation Committee periodically reviews and updates individual goals for the executive officers based on the responsibilities of each of their positions. In 2012, the Compensation Committee approved the addition of health, safety and environmental measures to each executive officer’s individual goals.

The Compensation Committee sets target annual bonus opportunities so that total cash compensation (base salary plus annual target bonus) is competitive with executives of peer companies. The Company’s annual bonus is designed to pay for performance and is at risk. Annual bonus amounts could payout between zero and two hundred percent (200%) of each Named Executive Officer’s target percentage based on corporate and individual performance relative to target levels set by the Compensation Committee.

The executive officers’ target annual bonus opportunities for 2012 are set forth below. The target bonuses, in terms of percentage of salary as well as dollar amounts, remain unchanged from 2011:

Named Executive Officer	2012
	Target Bonus (% of Salary)	Target Bonus
James A. Watt	100%	$550,000
Frank T. Smith, Jr.	60%	167,400
Hal L. Bettis	70%	195,300
Richard H. Mourglia	60%	147,000

Long-Term Equity Awards

Restricted stock has historically been granted to the executive officers to align their interests with those of shareholders and to incent them to increase the Company’s stock price over time. It is the Compensation Committee’s belief that executive officers should have a significant interest tied to long-term performance and increasing stockholder value. The Compensation Committee believes the best way to accomplish this is through stock ownership of the Company.

Prior to 2012, most restricted stock awards granted to the executive officers vested based on the executive officers’ continued employment over a three-year period. However, certain restricted stock awards issued to Messrs. Watt and Smith in 2009 contained provisions that required the satisfaction of proved reserve and total stockholder return performance measures in order to vest. As a result of the 1-for-100 reverse split of our common stock effective December 22, 2011, all restricted shares awarded prior to December 22, 2011 were ratably reverse split on a 1-for-100 basis.

Adoption of the 2012 Stock Incentive Plan and Grant of 2012 Long-Term Incentive Awards

On March 5, 2012, the Board of Directors unanimously authorized the adoption of the 2012 Stock Incentive Plan (“2012 Plan”) to become effective immediately.

The 2012 Stock Incentive Plan is administered by the Compensation Committee. The Compensation Committee may grant any one or a combination of incentive stock options, nonqualified stock options, restricted stock awards, stock appreciation rights and phantom stock awards, as well as purchased stock, bonus stock and other performance awards. Except for incentive stock options, which may only be granted to employees of the Company, awards under the 2012 Plan may be granted to employees and nonemployee directors of the Company who are designated by the Compensation Committee. The aggregate number of shares of common stock that may be issued or transferred to grantees under the 2012 Plan may not exceed 3,250,000 shares.

In conjunction with the adoption of the 2012 Plan, the Compensation Committee approved initial awards of 831,500 restricted shares to employees, including 327,700 restricted shares to the Named Executive Officer as set forth below:

Named Executive Officer	2012 Initial Restricted Shares
	Performance- Based	Time- Based	Total
James A. Watt	133,200	—	133,200
Frank T. Smith, Jr.	33,800	33,800	67,600
Hal L. Bettis	33,800	33,800	67,600
Richard H. Mourglia	29,650	29,650	59,300

As previously discussed, these initial restricted share grants reflect our increased focus on performance-based pay, which translates to a significant portion of our executive officers’ compensation being based on long-term incentives which are at risk based on the Company’s performance. All of Mr. Watt’s restricted shares and 50% of the other executive officers’ restricted shares are subject to performance vesting based on the Company’s total stockholder return relative to the 2012 Peer Group. The remaining 50% of Messrs. Smith’s, Bettis’ and Mourglia’s restricted shares are subject to time-based vesting over a three-year period.

The restricted shares that vest based on relative total stockholder return are divided into three annual performance periods. The annual performance periods and corresponding vesting dates are shown below.

Annual Performance Period	Corresponding Vesting Date
January 1 – December 31, 2012	March 5, 2013
January 1 – December 31, 2013	March 5, 2014
January 1 – December 31, 2014	March 5, 2015

Within each annual performance period, the performance-based restricted shares may vest based on the Company’s relative total stockholder return compared to the 2012 Peer Group as follows:

Total Stockholder Return Relative to the 2012 Peer Group	% of Performance-Based Restricted Shares Vesting
≥ 75th percentile	100%
≥ 50th percentile but < 75th percentile	75%
≥ 25th percentile but < 50th percentile	50%
< 25th percentile	—%

VII. Employment Agreements and Severance Agreements

In 2009, the Company executed amended and restated employment agreements with the CEO and the Senior Vice President and Chief Financial Officer.

The respective employment agreements of Messrs. Watt and Smith contain termination trigger events that provide for the payment of severance upon certain termination events. The Company has included these post-termination trigger events in the employment agreements to provide a safe harbor so that the executive officer can provide services to the Company without being focused on the risk of losing employment with the Company. Additionally, we maintain the Employee Severance Plan (the “Severance Plan”) for the Named Executive Officers who do not have employment agreements with the Company. With respect to those Named Executive Officers who have an employment agreement in effect, severance benefits are limited to those as set forth in the respective employment agreement. For more information regarding the severance and change in control benefits, please refer to the section “Potential Payments Upon Termination or Change In Control.”

Set forth below are the general terms of the employment agreements with Messrs. Watt and Smith. Each executive has the right to voluntarily terminate his employment at any time.

James Watt—President and Chief Executive Officer

Mr. Watt’s current employment agreement was entered into on October 1, 2009 and is for a term of three years. The Company or Mr. Watt may give written notice at least sixty (60) days prior to the end of the three year term of the intent to terminate or modify the agreement. If no such notice is given, the Agreement will automatically renew and continue in effect for successive one-year periods.

Under the agreement, Mr. Watt serves as the President and Chief Executive Officer of the Company. Pursuant to the agreement, Mr. Watt receives an annual base salary of $550,000. During the term of the agreement, Mr. Watt is entitled to earn an annual performance bonus. The amount of the annual bonus is targeted at 100% of his annual base salary, based upon performance criteria established by the Compensation Committee. The amount of the actual annual bonus can be less than or more than the target bonus, but in no event will it exceed 200% of the then applicable base salary.

According to the terms of the agreement, Mr. Watt also received a grant of 2,500 shares of restricted stock on a post-split basis. Of the 2,500 restricted shares, 1,675 shares vest in three equal installments on each October 1 of 2010, 2011 and 2012 so long as Mr. Watt is employed on the vesting dates. The remaining 825 shares may vest based on the achievement of proved reserve and total stockholder return measures in accordance with the 2007 Stock Incentive Plan and the applicable award agreement.

Mr. Watt is entitled to medical, disability insurance, life insurance and other similar benefits provided by the Company, subject to the terms and conditions of those programs.

Frank Smith—Senior Vice President, Chief Financial Officer and Secretary

Mr. Smith’s employment agreement was entered into on October 1, 2009 and was for a term of three years. The Company or Mr. Smith may give written notice at least sixty (60) days prior to the end of the three year term of the intent to terminate or modify the agreement. If no such notice is given, the Agreement will automatically renew and continue in effect for successive one-year periods.

Under the agreement, Mr. Smith serves as the Senior Vice President and Chief Financial Officer of the Company. Pursuant to the agreement, Mr. Smith received an annual base salary of $268,000 beginning on October 1, 2009. At the discretion of the Compensation Committee, his annual base salary was increased to $279,000 effective January 1, 2011. During the term of the agreement, Mr. Smith is also entitled to earn an annual performance bonus. The amount of the annual bonus is targeted at 60% of his annual base salary, based upon performance criteria established by the Compensation Committee. The amount of the actual annual bonus can be less than or more than the target bonus, but in no event will it exceed 120% of the then applicable base salary.

According to the terms of the agreement, Mr. Smith also received a grant of 2,000 shares of restricted stock on a post-split basis. Of 2,000 restricted shares, 1,340 shares vest in three equal installments on each October 1 of 2010, 2011 and 2012 so long as Mr. Smith is employed on the vesting dates. The remaining 660 shares may vest based on achievement of proved reserve and total stockholder return in accordance with the 2007 Stock Incentive Plan and the applicable award agreement.

Mr. Smith is entitled to medical, disability insurance, life insurance and other similar benefits provided by the Company, subject to the terms and conditions of those programs.

VIII. Other Important Compensation Policies Affecting the Named Executive Officers

Financial Restatement

Currently, the Compensation Committee does not have an official policy in place governing retroactive modifications to any cash or equity-based incentive compensation paid to the Named Executive Officers where the payment of such compensation was predicated upon the achievement of specified financial results that were subsequently the subject of a restatement. The Compensation Committee will, if the need arises, make a determination as to whether and to what extent compensation should be recaptured should there be a financial restatement. We intend to institute a claw back policy in the future, to the extent applicable, when the SEC promulgates rules as provided under the Dodd-Frank Act.

Stock Ownership Requirements

The Compensation Committee does not maintain a policy relating to stock ownership guidelines or requirements for its Named Executive Officers. The Compensation Committee does not believe it is necessary to impose such a policy on the executive officers. If circumstances change, the Compensation Committee will review whether such a policy is appropriate for its executive officers.

Trading in the Company’s Stock Derivatives

The Compensation Committee does not currently have a policy in place prohibiting executive officers of the Company from purchasing or selling options on the Company’s common stock, engaging in short sales with respect to the Company’s common stock, or trading in puts, calls, straddles, equity swaps or other derivative securities that are directly linked to the Company’s common stock. The Compensation Committee is not aware that any of the executive officers have entered into these types of arrangements. To the Company’s knowledge, there are no actively traded options in the Company’s common stock.

DIRECTOR COMPENSATION PHILOSOPHY

Summary of Director Compensation and Procedures

Our non-employee director compensation has two components: (i) director retainer and other fees (such as meeting attendance and committee fees) and (ii) equity-based compensation, currently in the form of stock options. We re-evaluate director compensation on an annual basis based on the compensation of directors by companies in our peer group. In 2011, the non-employee directors (Steven Barrenchea, Alan Bell, Richard Cohen, William Greenwood and Steve Sisselman) received a retainer in the amount of $30,000, which was paid quarterly. Each Director was also entitled to a fee of $1,000 for each Board meeting attended. The Chairman of the Board received an additional retainer of $20,000, which was paid quarterly, the Chairman of the Audit Committee received an additional annual retainer of $10,000, which was paid quarterly and the Chairman of the Nominations Committee received an additional retainer of $3,333 and the Chairman of the Compensation Committee received an additional retainer of $4,000, which was paid quarterly. The Committee members were paid a fee of $750 per meeting attended. Directors and Committee members receive meeting fees only for meetings they attend.

In connection with the appointment of new directors following our financial restructuring, in January 2012, the Compensation Committee recommended to the full Board, and the full Board approved revised cash compensation for directors. Please see “Compensation of Directors—2012 Director Compensation.”

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based upon such review, the related discussions and such other matters deemed relevant and appropriate to the Compensation Committee, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement to be delivered to shareholders.

Submitted by the Compensation Committee:

Eric E. Stearns
Stephen P. Kovacs
Dr. Alexander A. Kulpecz, Jr.

SUMMARY COMPENSATION TABLE

The Summary Compensation Table below displays the total compensation awarded to, earned by or paid to the Named Executive Officers for the fiscal years ending December 31, 2011, December 31, 2010 and December 31, 2009. All amounts shown below are in dollars.

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)		Stock Award(s)(1) ($) (e)	Option Award(s) ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($) (h)	All Other Compensation(2) ($) (i)	Total ($) (j)
James A. Watt,	2011	550,000	550,000	(3)	—	—	—	—	16,500	1,116,500
President and Chief	2010	550,000	55,000		23,375	—	—	—	48,106	676,481
Executive Officer	2009	550,000	—		187,500	—	—	—	16,500	754,000

Frank T. Smith, Jr.,	2011	279,000	167,400	(3)	—	—	—	—	28,500	474,900
Senior Vice President,	2010	268,000	26,800		11,390	—	—	—	16,500	322,090
Chief Financial Officer and Secretary	2009	268,000	—		150,000	—	—	—	16,500	434,500

Hal L. Bettis,	2011	279,000	195,300	(3)	—	—	—	—	29,300	503,600
Executive Vice President	2010	268,000	26,800		11,390	—	—	—	18,900	325,090
and Chief Operating Officer	2009	268,000	—		7,038	—	—	—	18,900	293,938

Richard H. Mourglia,	2011	245,000	147,000	(3)	—	—	—	—	27,420	419,420
General Counsel and	2010	235,000	23,500		9,996	—	—	—	—	268,496
Senior Vice President–Land	2009	235,000	—		6,164	—	—	—	—	241,164

(1)	The amounts in column (e) represent the fair value of the restricted stock awards granted in the years listed. The fair value of these awards is based on the fair market value on the date of grant, calculated as the closing trading value of the Company’s common stock on the date of grant. None of the executive officers were granted restricted stock awards in 2011.

(2)	Represents matching contributions allocated to the executive’s account under the 401(k) Plan, car allowances, and various other payments as detailed in the following All Other Compensation table.

(3)	Represents retention bonuses paid to the executive officers on December 27, 2011 following the successful completion of the Company’s restructuring.

ALL OTHER COMPENSATION

The following table includes certain information with respect to the other compensation received by the Named Executive Officers for the fiscal years ending December 31, 2011, 2010 and 2009, respectively, which was shown at a summary level in column (i) of the Summary Compensation Table. All amounts shown below are in dollars.

Name and Principal Position	Year	Company Contributions to 401(k) Plan ($)	Car Allowance ($)(1)	Equity Modification Payment ($)(2)	Total ($)
James A. Watt,	2011	16,500	—	—	16,500
President and Chief Executive	2010	16,500	—	31,606	48,106
Officer	2009	16,500	—	—	16,500

Frank T. Smith, Jr.,	2011	16,500	12,000	—	28,500
Senior Vice President,	2010	16,500	—	—	16,500
Chief Executive Officer and Secretary	2009	16,500	—	—	16,500

Hal L. Bettis,	2011	16,500	12,800	—	29,300
Executive Vice President and	2010	16,500	2,400	—	18,900
Chief Operating Officer	2009	16,500	2,400	—	18,900

Richard H. Mourglia,	2011	15,420	12,000	—	27,420
General Counsel and	2010	—	—	—	—
Senior Vice President–Land	2009	—	—	—	—

(1)	Represents monthly car allowance payments of $1,500 for Messrs. Smith, Bettis and Mourglia effective May 1, 2011. Prior to this date, Mr. Bettis was paid a monthly car allowance of $200.

(2)	In 2010, the repurchase feature with respect to Mr. Watt’s April 17, 2007 restricted stock grant was removed. This modification resulted in a payment for taxes in the amount of approximately $31,606.

GRANTS OF PLAN BASED AWARDS

The Grants of Plan Based Awards Table discloses the total number of equity and non-equity incentive based plan awards actually granted during the year. None of the executive officers received any plan based incentive awards in 2011. Therefore, the Grant of Plan Based Awards table has been omitted from this disclosure.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The Outstanding Equity Awards at Fiscal Year End Table reflects each Named Executive Officer’s unexercised option award holdings and unvested restricted stock awards at December 31, 2011 on an individual award basis.

	Option Awards					Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)		Market Value of Shares or Units of Stock That Have Not Vested ($) (h)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
James A. Watt(1)	—	—	—	—	—	2,301	(2)	6,328	(3)	—	—
Frank T. Smith, Jr.(1)	—	—	—	—	—	1,554	(2)	4,274	(3)	—	—
Hal L. Bettis	—	—	—	—	—	549	(2)	1,510	(3)	—	—
Richard H. Mourglia	—	—	—	—	—	480	(2)	1,320	(3)	—	—

(1)	As noted below, a portion of the restricted stock held by Messrs. Watt and Smith vest based on the satisfaction of certain performance criteria.

(2)	The share amounts shown are on a post-reverse stock split basis. Details regarding the grant dates, number of unvested restricted shares, and general vesting criteria are shown below.

Name	Grant Date	Unvested Restricted Shares	Vesting Criteria	Total Unvested Restricted Shares
James A. Watt	10/1/2009	559	Time-Based	2,301
	10/1/2009	825	Performance-Based
	11/18/2010	917	Time-Based
Frank T. Smith, Jr.	10/1/2009	447	Time-Based	1,554
	10/1/2009	660	Performance-Based
	11/18/2010	447	Time-Based
Hal L. Bettis	12/31/2009	102	Time-Based	549
	11/18/2010	447	Time-Based
Richard H. Mourglia	12/31/2009	88	Time-Based	480
	11/18/2010	392	Time-Based

(3)	The fair market value of Dune Energy stock on December 31, 2011 was $2.75 per share on a post-split basis.

OPTION EXERCISES AND STOCK VESTED

The Option Exercises and Stock Vested Table reflects the stock options actually exercised by, and shares of stock that vested for, each of the Named Executive Officers during 2011.

Name (a)	Option Awards(1)		Stock Awards
	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)		Value Realized on Vesting ($) (e)
James A. Watt	—	—	1,226	(2)	13,202	(3)
Frank T. Smith, Jr.	—	—	770	(2)	8,127	(4)
Hal L. Bettis	—	—	425	(2)	3,937	(5)
Richard H. Mourglia	—	—	438	(2)	5,019	(6)

(1)	No stock options were exercised by the Named Executive Officers in 2011.

(2)	The share amounts shown are on a post-reverse stock split basis.

(3)	Represents the fair market value for 210 shares on August 1, 2011 at $24.30 (post-split) per share, 558 shares on September 30, 2011 at $10.00 (post-split) per share, and 458 shares on November 18, 2011 at $5.50 (post-split) per share.

(4)	Represents the fair market value for 100 shares on August 1, 2011 at $24.30 (post-split) per share, 447 shares on September 30, 2011 at $10.00 (post-split) per share, and 223 shares on November 18, 2011 at $5.50 (post-split) per share.

(5)	Represents the fair market value for 100 shares on August 1, 2011 at $24.30 (post-split) per share, 223 shares on November 18, 2011 at $5.50 (post-split) per share, and 102 shares on December 31, 2011 at $2.75 (post-split) per share.

(6)	Represents the fair market value for 152 shares on August 1, 2011 at $24.30 (post-split) per share, 196 shares on November 18, 2011 at $5.50 (post-split) per share, and 90 shares on December 31, 2011 at $2.75 (post-split) per share.

PENSION BENEFITS

The Pension Benefits Table discloses information pertaining to pension benefits provided to the Named Executive Officers. The Company does not provide pension benefits to the Named Executive Officers. Therefore, the Pension Benefits table has been omitted from this disclosure.

NONQUALIFIED DEFERRED COMPENSATION

The Nonqualified Deferred Compensation Table discloses information pertaining to nonqualified deferred compensation benefits provided to the Named Executive Officers. The Company does not provide nonqualified deferred compensation benefits to the Named Executive Officers. Therefore, the Nonqualified Deferred Compensation table has been omitted from this disclosure.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following paragraphs discuss the incremental compensation that would be payable by the Company to each remaining Named Executive Officer in the event of the Named Executive Officer’s termination of employment with the Company under various scenarios including: 1) voluntary termination without Good Reason; 2) termination in the event of death or disability; 3) termination without cause or for Good Reason absent a change in control; and 4) termination without cause or for Good Reason in connection with a change in control. In accordance with applicable SEC rules, the following discussion assumes:

(i)	That the termination event in question occurred on December 31, 2011; and

(ii)	With respect to calculations based on the Company’s stock price, we used $2.75, which was the post split value of the reported closing price of one share of the Company’s common stock on December 31, 2011.

Pursuant to applicable SEC rules, the analysis contained in this section does not consider or include payments made to a Named Executive Officer with respect to contracts, agreements, plans or arrangements to the extent they do not discriminate in scope, terms or operation, in favor of executive officers of the Company and that are available generally to all salaried employees, such as the Company’s 401(k) Plan. The actual amounts that would be paid upon a Named Executive Officer’s termination of employment can only be determined at the time of such executive officer’s termination from the Company. Due to the number of factors that affect the nature and amount of any compensation or benefits provided upon the termination events, any actual amounts paid or distributed may be higher or lower than reported below. Factors that could affect these amounts include the timing during the year of any such event and the Company’s stock price.

Payments to be made to Messrs. Watt and Smith as a result of the set forth termination events are based on such executive officer’s respective employment agreement. Messrs. Bettis and Mourglia are not parties to employment agreements and, therefore, the payments they would receive upon each of the termination events discussed below are generally provided by the Severance Plan.

In addition, as described below, the terms of the executive officers’ restricted stock awards granted pursuant to the 2007 and 2012 Stock Incentive Plan provide for accelerated vesting to varying degrees upon each of the termination events as discussed below.

Voluntary Termination

Pursuant to the terms of Messrs. Watt’s and Smith’s respective employment agreements, the Company is not obligated to pay any separation payments in the event that the executive voluntarily terminates employment with the Company. Similarly, the Severance Plan does not provide for a severance payment upon an executive officer’s voluntary termination.

In addition, all outstanding and unvested restricted stock awards are forfeited if the executive officers voluntarily terminate employment with the Company.

In the event of Messrs. Watt’s and Smith’s termination, unless such termination is without cause or due to a resignation for Good Reason, these executive officers will be subject to one (1) year non-competition provisions as provided in their respective employment agreements.

Termination in the Event of Death or Disability

Messrs. Watt’s and Smith’s respective employment agreements do not provide for severance payments in the event of the executives’ death or disability.

The Severance Plan provides that Messrs. Bettis and Mourglia would be entitled to a payout equal to their respective pro-rata target bonuses upon termination due to death or disability. As previously discussed, the target bonuses for Messrs. Bettis and Mourglia are as follows:

Named Executive Officer	Base Salary	Target Bonus (% of Salary)	Target Bonus
Hal L. Bettis	$279,000	70%	$195,300
Richard H. Mourglia	245,000	60%	147,000

Unvested restricted stock awards held by the executive officers that were granted on December 31, 2009 and November 18, 2010 would become immediately vested in the event the executive officer’s employment was terminated due to death or disability. Any other unvested restricted stock awards would be forfeited in accordance with the terms of the applicable award agreements.

Termination Without Cause or Termination for Good Reason Absent a Change in Control

Pursuant to the terms of Mr. Watt’s employment agreement, if the Company terminates his employment without cause or Mr. Watt terminates his employment for Good Reason (as defined below), he is entitled to a severance payment equal to 2.99 times the sum of his then applicable base salary and target bonus, payable in six (6) equal monthly installments.

In the event that the Company terminates Mr. Smith’s employment without cause or Mr. Smith terminates his employment for Good Reason (as defined below), he is entitled to severance pay equal to 1.0 times the sum of his then applicable base salary and target bonus, payable in six (6) equal monthly installments.

The terms of the respective employment agreements provide that Messrs. Watt and Smith are also entitled to payment for any annual bonus earned in the year preceding termination, but not yet paid, and accrued and unused vacation days during the year of termination.

In addition, the respective employment agreements of Messrs. Watt and Smith also provide for the accelerated vesting of the time-based restricted stock granted on October 1, 2009.

Good Reason means any of the following which remain uncured after thirty (30) days prior written notice is received by the Company from either Mr. Watt or Mr. Smith:

(1)	The failure of the Company to continue the executive officers’ current positions of the Company (or such other senior executive position as may be offered by the Company and which the executive may in his sole discretion accept);

(2)	Material diminution by the Company of the executive’s responsibilities, duties, or authority in comparison with the responsibilities, duties and authority held during the six (6) month period immediately preceding the diminution, or assignment to the executive of any duties inconsistent with his position as the senior Executive officer of the Company (or such other senior executive position as may be offered by the Company and which the executive may in his sole discretion accept);

(3)	Failure by the Company to pay and provide the executive with compensation and benefits provided for in his employment agreement; or

(4)	The requirement that the executive relocates his residence outside the State of Texas.

The Severance Plan provides that Messrs. Bettis and Mourglia would be entitled to severance pay in the amount of one (1) times the sum of the executive’s then applicable base salary and target bonus should each executive’s employment be involuntarily terminated without cause. The Severance Plan does not provide for a severance payment in the event the executive terminates for good reason absent a change in control.

The table below summarizes the severance payments each executive officer would receive upon a termination without cause or termination for good reason absent a change in control.

Named Executive Officer	Base Salary	Target Bonus	Applicable Multiple	Cash Severance Payment
James A. Watt	$550,000	$550,000	2.99	$3,289,000
Frank T. Smith, Jr.	279,000	167,400	1.00	446,400
Hal L. Bettis	279,000	195,300	1.00	474,300
Richard H. Mourglia	245,000	147,000	1.00	392,000

Except for Messrs. Watt’s and Smith’s 2009 time-based restricted stock as mentioned above, none of the executive officers’ unvested restricted stock would receive accelerated vesting in the event the executive officer was terminated without cause or for Good Reason absent a change in control.

Termination Without Cause or Termination for Good Reason with a Change in Control

Pursuant to the terms of Mr. Watt’s employment agreement, if the Company terminates his employment without cause or Mr. Watt terminates his employment for Good Reason in connection with a change in control, he is entitled to a severance payment equal to 2.99 times the sum of his then applicable base salary and target bonus, payable in six (6) equal monthly installments.

In the event that the Company terminates Mr. Smith’s employment without cause or Mr. Smith terminates his employment for Good Reason in connection with a change in control, he is entitled to severance pay equal to 2.0 times the sum of his then applicable base salary and target bonus, payable in six (6) equal monthly installments.

The terms of the respective employment agreements provide that Messrs. Watt and Smith are also entitled to payment for any annual bonus earned in the year preceding termination, but not yet paid, and accrued and unused vacation days during the year of termination.

The Severance Plan provides that Messrs. Bettis and Mourglia will be entitled to severance in the amount of one (1) times the sum of the executive’s then applicable base salary and target bonus should each executive’s employment is involuntarily terminated without cause or if the executive resigns for Good Reason in connection with a change in control.

The table below summarizes the severance payments each executive officer would receive upon a termination without cause or termination for good reason in connection with a change in control.

Named Executive Officer	Base Salary	Target Bonus	Applicable Multiple	Cash Severance Payment
James A. Watt	$550,000	$550,000	2.99	$3,289,000
Frank T. Smith, Jr.	279,000	167,400	2.00	892,800
Hal L. Bettis	279,000	195,300	1.00	474,300
Richard H. Mourglia	245,000	147,000	1.00	392,000

Pursuant to the terms of the employment agreements of Messrs. Watt and Smith and the terms of the restricted stock award agreements, all outstanding restricted shares, to the extent not previously vested, would become immediately vested upon the executive officers’ termination without cause or for Good Reason in connection with a change in control.

Pursuant to their respective employment agreements, Messrs. Watt and Smith are entitled to receive excise tax gross-up payments in the event they are subject to IRC section 280G excise tax related to payments upon a change in control termination.

The Severance Plan does not provide for a excise tax gross-up upon termination in connection with a change in control in the event that the executive is subject to IRC section 280G excise tax.

Potential Payments Upon Termination or Change in Control on December 31, 2011

The table below indicates the amount of compensation payable by us to the executive officers, including cash severance and restricted stock awards, upon various termination events assumed to occur on December 31, 2011.

Named Executive Officer	Compensation Element	Voluntary Resignation	Death or Disability	Termination Absent a Change in Control (Without Cause or for Good Reason)		Termination in Connection with a Change in Control (Without Cause or for Good Reason)
James A. Watt	Cash Severance Payment	$—	$—	$3,289,000		$3,289,000
	Restricted Stock Awards(1)	—	2,521	1,535		6,325
	Excise Tax Gross-Up	n/a	n/a	n/a		1,216,807
	Total	$—	$2,521	$3,290,535		$4,512,132
Frank T. Smith, Jr.	Cash Severance Payment	—	—	446,400		892,800
	Restricted Stock Awards(1)	—	1,228	1,228		4,272
	Excise Tax Gross-Up	n/a	n/a	n/a		—
	Total	$—	$1,228	$447,628		$897,072
Hal L. Bettis	Cash Severance Payment	—	195,300	474,300	(2)	474,300
	Restricted Stock Awards(1)	—	1,509	—		1,509
	Excise Tax Gross-Up	n/a	n/a	n/a		n/a
	Total	$—	$196,809	$474,300		$475,809
Richard H. Mourglia	Cash Severance Payment	—	147,000	392,000	(2)	392,000
	Restricted Stock Awards(1)	—	1,320	—		1,320
	Excise Tax Gross-Up	n/a	n/a	n/a		n/a
	Total	$—	$148,320	$392,000		$393,320

(1)	Amounts include the value of unvested awards at December 31, 2011 that would vest based on the termination event. The fair market value of a share of stock on December 31, 2011 was $2.75 per share on a post-reverse stock split basis.

(2)	Messrs. Bettis and Mourglia are only entitled to a severance payment upon termination without cause absent a change in control.

COMPENSATION OF DIRECTORS

2011 Director Compensation

During 2011, non-employee members of the Board of Directors were entitled to an annual retainer in the amount of $30,000, which was paid quarterly. Each Director was also entitled to a fee in the amount of $1,000 per Board meeting attended. The Chairmen of the Audit, Compensation, and Nominations and Corporate Governance Committees received additional annual retainers of $10,000, $4,000, and $3,333 respectively, each paid quarterly. The Committee members were paid a fee of $750 per meeting attended. Directors and Committee members received meeting fees only for meetings they attended.

For 2011, Directors could elect to receive Board fees in cash or in shares of Company stock. If an election to receive Company stock was made, such Director was entitled to the number of shares equal to 125% of the Board fees earned divided by the fair market value of the stock on the last day of the respective fiscal quarter. However, none of the Directors made such elections during 2011.

During 2011, Messrs. Watt and Alan Gaines served as Directors, but neither was entitled to any additional compensation for such service. Therefore, Messrs. Watt and Gaines are not included in the Director Compensation Table below.

Effective April 15, 2011, Mr. Gaines resigned from the Board of Directors, and Mr. Bell was appointed to serve as the Chairman of the Board of Directors for the remainder of 2011. Mr. Bell was paid an additional retainer of $14,231 for his service as the Chairman of the Board after Mr. Gaines’ resignation.

The Director Compensation Table below displays the total compensation awarded to, earned by or paid to Directors for the fiscal year ending December 31, 2011. None of the Directors received stock-based compensation during 2011. All amounts shown below are in dollars.

Name (a)	Fees Earned or Paid in Cash (b)	Stock Awards (c)	Option Awards (d)	Non-Equity Incentive Plan Compensation (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (f)	All Other Compensation (g)	Total (h)
Steven Barrenchea	$39,000	—	—	—	—	—	$39,000
Alan D. Bell	70,981	—	—	—	—	—	70,981
Richard M. Cohen	42,500	—	—	—	—	—	42,500
William E. Greenwood	41,500	—	—	—	—	—	41,500
Steven M. Sisselman	45,583	—	—	—	—	—	45,583

The table below summarizes the outstanding restricted stock (on a post-split basis) held by each of the director as of December 31, 2011.

Name	Grant Date	Shares of Outstanding Restricted Stock(1)	Vesting Schedule
Steven Barrenchea	12/31/2009	24	12/31/2012
	11/18/2010	60	Ratably on November 18, 2012 and 2013
Alan D. Bell	12/31/2009	24	12/31/2012
	11/18/2010	60	Ratably on November 18, 2012 and 2013
Richard M. Cohen	12/31/2009	24	12/31/2012
	11/18/2010	60	Ratably on November 18, 2012 and 2013
William E. Greenwood	12/31/2009	24	12/31/2012
	11/18/2010	60	Ratably on November 18, 2012 and 2013
Steven M. Sisselman	12/31/2009	24	12/31/2012
	11/18/2010	60	Ratably on November 18, 2012 and 2013

(1)	As of December 31, 2011, each Director held 84 shares of restricted stock.

Following the resignation of the Directors in early 2012, which is discussed below, the restricted shares shown in the table above will continue to vest according to the original vesting schedule.

2012 Director Compensation

Effective January 17, 2012, Steven Barrenchea, Richard Cohen, William Greenwood, Alan Bell and Steven Sisselman resigned from the Company’s Board of Directors. Effective the following day, Michael Keener, Steven Kovacs, Dr. Alexander Kulpecz, Jr., Emanuel Pearlman, Robert Schmitz, and Eric Stearns were appointed to serve as Directors of the Company.

The new Directors were appointed in connection with the Company’s restructuring, which was consummated on December 22, 2011. The Company’s Board of Directors now consists of seven members, which include the six newly appointed Directors previously mentioned and Mr. Watt. Consistent with historical practice, Mr. Watt is not entitled to any additional compensation for serving as a Director.

Pursuant to the Committee’s recommendation for director cash compensation, the Board approved the following director cash compensation structure effective January 1, 2012. Directors may receive such compensation in the form of the Company’s common stock.

•	Annual retainer of $50,000, payable in quarterly installments;

•	$50,000 for the Chairman of the Board, payable in quarterly installments;

•	$25,000 for the Chairman of the Audit Committee, payable in quarterly installments;

•

$15,000 for each of the Chairmen of the Nominations and Corporate Governance Committee, the Health, Safety & Environmental Committee and the Compensation Committee, each payable in quarterly installments;

•	$7,500 for each member of the Audit Committee, payable in quarterly installments;

•

$5,000 for each member of each of the Nominations and Corporate Governance Committee, the Health, Safety & Environmental Committee and the Compensation Committee, each payable in quarterly installments; and

•	$2,000 fee for each meeting of the Board attended by the director, payable at the end of each quarter.

The director compensation guidelines for 2012 do not provide for committee meeting fees.

As previously discussed, on March 5, 2012, the Board unanimously authorized the adoption of the 2012 Stock Incentive Plan to become effective immediately. In conjunction with the adoption of the 2012 Plan, the Board approved the following grants to nonemployee directors of nonqualified stock options to purchase an aggregate of 600,000 shares of common stock at $3.41(exercise price) per share, as previously recommended by the Committee. The Committee chose to introduce stock options into the Director compensation program for 2012 to align the Directors with the Company’s stockholders and reward them for future stock price growth.

The table below shows the number of stock options granted to each Director and the associated vesting schedule.

Name	Initial Grant (# options)	# Options Vesting Upon Grant	# Options Vesting on March 5, 2013	# Options Vesting on March 5, 2014
Michael R. Keener	100,000	33,333	33,333	33,334
Stephen P. Kovacs	100,000	33,333	33,333	33,334
Alexander A. Kulpecz, Jr.	100,000	33,333	33,333	33,334
Emanuel R. Pearlman	100,000	33,333	33,333	33,334
Robert A. Schmitz	100,000	33,333	33,333	33,334
Eric R. Stearns	100,000	33,333	33,333	33,334

Certain Information Concerning Executive Officers

The below table sets forth certain information regarding our current executive officers:

Name	Age	Position
James A. Watt	62	President, Chief Executive Officer and Director
Frank T. Smith, Jr.	65	Senior Vice President, Chief Financial Officer and Secretary
Hal L. Bettis	66	Senior Vice President and Chief Operating Officer
Richard H. Mourglia	53	General Counsel and Senior Vice President–Land

James A. Watt became a Director of our Company on April 16, 2007 and our President and Chief Executive Officer on April 17, 2007. Mr. Watt served as the Chief Executive Officer of Remington Oil and Gas Corporation from February 1998 and the Chairman of Remington from May 2003, until Helix Energy Solutions Group, Inc. (NYSE: HLX) acquired Remington in July 2006. From August 2006 through March 2007, Mr. Watt served as the Chairman and Chief Executive Officer of Maverick Oil & Gas, Inc. (OTC: MVOG.OB). Mr. Watt currently serves on the Board of Directors of Helix. Mr. Watt received a B.S. in Physics from Rensselaer Polytechnic Institute.

Frank T. Smith, Jr. joined Dune Energy, Inc. as Senior Vice President and Chief Financial Officer on April 17, 2007 and was appointed as an Secretary in January 2012. From 2004 through 2006, Mr. Smith served as Senior Vice President—Finance and Corporate Secretary of Remington Oil and Gas Corp., which was acquired by Helix Energy Solutions Group, Inc. (NYSE: HLX) in June 2006. From June 1997 through 2003, Mr. Smith served as Executive Vice President and Manager of energy lending at the Bank of Texas. From 1991 through 1997, Mr. Smith served as Director in the energy and utilities division of the First National Bank of Boston. Prior to 1991, Mr. Smith held positions of increasing responsibility in the energy banking departments of other major, publicly-traded United States financial institutions. Immediately prior to coming to our Company, he served as President and Chief Financial Officer of Sonoran Energy, Inc. Mr. Smith received an MBA in Corporate Finance & Banking from the University of Pennsylvania (Wharton School). He also holds M.Ed and B.S. degrees from the University of Delaware.

Hal L. Bettis became our Senior Vice President and Chief Operating Officer on May 21, 2007. From 2004 through 2007, Mr. Bettis served as Executive Vice-President of Operations of Goldking Energy Corporation, which was acquired by our Company in May 2007. From 2001 through 2004, he served as President and Chief Operating Officer of Dunhill Resources, Inc. and from 1999 through 2001 he served as President and Chief Operating Officer of Willis Energy, LLC, each an independent oil and natural gas exploration and production company. From 1994 through 1999, Mr. Bettis served as Chief Operating Officer of Taylor Energy Company, a independent exploration and production company operating entirely in the Gulf of Mexico. Mr. Bettis received a B.S. in Petroleum Engineering from Mississippi State University.

Richard H. Mourglia, age 53, has served as General Counsel and Senior Vice President–Land of Dune, Energy, Inc. since August 2008. From 1990 until joining Dune, Mr. Mourglia was in private practice in major law firms where his practice involved a variety of oil and gas transactional matters. Mr. Mourglia began his career in 1980 as a petroleum landman, including heading his own petroleum land services company from 1984 to 1990. Mr. Mourglia received a BBA in Finance in 1980 from The University of Texas at Austin and a law degree in 1990 from South Texas College of Law.

Our executive officers are appointed by our Board of Directors and serve at its discretion, subject to the terms of applicable employment agreements. There are no family relationships among any of the directors or executive officers of our Company.

SECURITY OWNERSHIP

OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of April 18, 2012 by (i) each of our current executive officers (the “Named Executive Officers”) and directors, (ii) each person who, to our knowledge, beneficially owns more than 5% of the outstanding shares of our common stock; and (iii) all of our current directors and the Named Executive Officers as a group:

Name of Beneficial Owner(1)	Amount(2)		Percent of Class
James A. Watt (President, Chief Executive Officer and Director)	144,011	(3)	*
Frank T. Smith, Jr. (Senior Vice President, Chief Financial Officer and Secretary)	70,494	(4)	*
Hal L. Bettis (Senior Vice President and Chief Operating Officer)	68,473	(5)	*
Richard H. Mourglia (General Counsel and Senior Vice President–Land)	59,924	(6)	*
Michael R. Keener (Director)	33,333	(7)	*
Stephen P. Kovacs Director)	33,333	(7)	*
Dr. Alexander A. Kulpecz, Jr. (Director)	33,333	(7)	*
Emanuel R. Pearlman (Director)	33,333	(7)	*
Robert A. Schmitz (Director and Chairman of the Board)	33,333	(7)	*
Eric R. Stearns (Director)	33,333	(7)	*
Bank of America Corporation(8)	2,980,150	(8)	7.6%
BlueMountain Capital Management, LLC(9)	8,192,638	(9)	20.8%
Highbridge International LLC(10)	2,058,351	(10)	5.2%
Strategic Value Partners, LLC(11)	9,749,232	(11)	24.7%
TPG Funds(12)	5,303,846	(12)	13.5%
West Face Capital Inc.(13)	5,929,241	(13)	15.0%
Zell Credit Opportunities Master Fund(14)	2,523,527	(14)	6.4%
All Officers & Directors as a Group (10 persons)	542,900	(3)–(7)	1.4%

*	Indicates ownership of less than 1%.

(1)	Unless otherwise indicated, the address of the beneficial holder is c/o Dune Energy, Inc., Two Shell Plaza, 777 Walker Street, Suite 2300, Houston, Texas 77002. The number of shares and any exercise prices with respect to awards and equity issuances made prior to December 1, 2009 have been adjusted to give effect to the 1-for-5 reverse stock split effective December 1, 2009 and the 1-for-100 reverse stock split effective December 22, 2011.

(2)	Under Rule 13d-3 promulgated by the SEC, a person is deemed to be the beneficial owner of securities if one has the power to vote or direct the voting of such securities or has the power to dispose or direct the disposition of such securities. A person is also deemed to be the beneficial owner of securities that can be acquired by such person within 60 days. For purposes hereof, each beneficial owner’s percentage ownership is determined by assuming that options that are held by such person (but not held by any other person), and which are exercisable within 60 days from the Record Date, have been exercised. As of April 18, 2012, an aggregate of 39,410,844 shares of common stock were outstanding.

(3)

Includes voting power with respect to 1,384 unvested shares of common stock awarded under pursuant to certain employment and restricted stock agreements with Mr. Watt dated October 1, 2009, of which 559 shares vest on September 30, 2012 and 825 shares vest in accordance with certain performance-based criteria set forth in the aforementioned agreements. Includes voting power with respect to 133,200 unvested shares of common stock awarded pursuant to the 2012 Plan all of which are subject to vesting in accordance with certain performance-based criteria set forth in the grant agreement with respect to the grant.

(4)	Includes voting power with respect to 1,107 unvested shares of common stock awarded under pursuant to certain employment and restricted stock agreements with Mr. Smith dated October 1, 2009, of which 447 shares vest on September 30, 2012 and 660 shares vest in accordance with certain performance-based criteria set forth in the aforementioned agreements. Includes voting power with respect to 33,800 unvested shares of common stock awarded pursuant to the 2012 Plan all of which are subject to vesting in accordance with certain performance-based criteria set forth in the grant agreement with respect to the grant.

(5)	Includes voting power with respect to 33,800 unvested shares of common stock awarded pursuant to the 2012 Plan all of which are subject to vesting in accordance with certain performance-based criteria set forth in the grant agreement with respect to the grant.

(6)	Includes voting power with respect to 29,650 unvested shares of common stock awarded pursuant to the 2012 Plan all of which are subject to vesting in accordance with certain performance-based criteria set forth in the grant agreement with respect to the grant.

(7)	In connection with the adoption of the 2012 Plan, on March 5, 2012, each independent director was granted 100,000 options, 33,333 of which immediately became exercisable.

(8)	Beneficial Owner’s address is 100 North Tryon street, Floor 25, Bank of America Corporate Center, Charlotte, NC, 25255. Information based solely upon the Schedule 13G filed with the SEC by Bank of America Corporation on February 14, 2012.

(9)	Beneficial Owner’s address is 280 Park Avenue, 5th Floor East, New York, New York 10017. Information based solely upon the Schedule 13D jointly filed with the SEC by BlueMountain Capital Management, LLC, BlueMountain GP Holdings, LLC, Blue Mountain Credit Alternatives Master Fund L.P., BlueMountain CA Master Fund, GP, Ltd., BlueMountain Long/Short Credit Master Fund L.P., BlueMountain Long/Short Credit GP, LLC, BlueMountain Distressed Master Fund L.P., BlueMountain Distressed GP, LLC, BlueMountain Strategic Credit Master Fund L.P., BlueMountain Strategic Credit GP, LLC and BlueMountain Timberline Ltd. on January 9, 2012.

(10)	Beneficial Owner’s address is 40 West 57th Street, 33rd Floor, New York, New York 10019. Information based solely upon the Schedule 13G jointly filed with the SEC by Highbridge Capital Management, LLC and Glenn Dubin on January 9, 2012.

(11)	Beneficial Owner’s address is 100 West Putnam Avenue, Greenwich, CT 06830. Information based solely upon the Schedule 13D jointly filed with the SEC by Strategic Value Partners, SVP Special Situations LLC and Victor Khosla on December 3, 2012.

(12)	Includes (i) 3,712,692 shares of common stock (the “Opportunity I Shares”) held by TPG Opportunity Fund I, L.P., a Delaware limited partnership (“Opportunity I”), whose general partner is TPG Opportunities Advisors, Inc., a Delaware corporation (“Opportunities Advisors”), and (ii) 1,591,154 shares of common stock (the “Opportunity III Shares” and, together with the Opportunity I Shares, the “TPG Shares”) held by TPG Opportunity Fund III, L.P., a Delaware limited partnership (“Opportunity III” and, together with Opportunity I, the “TPG Funds”), whose general partner is Opportunities Advisors. David Bonderman and James G. Coulter are officers, directors and sole shareholders of Opportunities Advisors and therefore may be deemed to beneficially own the TPG Shares. Messrs. Bonderman and Coulter disclaim beneficial ownership of the TPG Shares except to the extent of their pecuniary interest therein. The address of Opportunities Advisors and Messrs. Bonderman and Coulter is c/o TPG Global, LLC, 301 Commerce Street, Suite 3300, Fort Worth, TX 76102. Information based solely information provided by representatives of the beneficial owners on February 23, 2012.

(13)	Beneficial Owner’s address is 2 Bloor Street East, Suite 810, Toronto, Ontario M4W 1A8. Information based solely upon the Schedule 13G jointly filed with the SEC by West Face Capital Inc. and Gregory A. Boland on January 10, 2012 in respect of shares held by Global Master Fund. The general partner of Global Master Fun has delegated voting and investment power over the shares held by Global Master Fund to West Face Capital, pursuant to an advisory agreement.

(14)	Beneficial Owner’s address is Two North Riverside Plaza, Suite 600, Chicago, Illinois 60606. Information based solely upon the Schedule 13D jointly filed with the SEC by Zell Credit Opportunities Master Fund, L.P., Zell Credit Opportunities (GenPar), L.L.C., EGI Investment Manager, L.L.C., SZ Investments, L.L.C. and Chai Trust Company, LLC on January 3, 2012.

PROPOSAL TWO

APPROVAL OF DUNE ENERGY, INC. 2012 STOCK INCENTIVE PLAN

On March 5, 2012, the Board approved the adoption of the Dune Energy, Inc. 2012 Stock Incentive Plan (the “2012 Plan”), and became effective immediately.

At the annual meeting, stockholders are being asked to approve the 2012 Plan. If the requisite approval for the 2012 Plan is not received, (i) awards granted under the plan will not qualify as “incentive stock options” under the Internal Revenue Code and (ii) awards granted to named executive officers in 2013 and beyond (and not including any awards already granted to the named executive officers) will not qualify for deduction under Section 162(m) of the Internal Revenue Code. The failure to receive the requisite vote for approval of the 2012 Plan will not result in the cancellation of the 2012 Plan or the invalidations of any awards previously granted under the 2012 Plan.

Summary of the 2012 Plan

As defined under the 2012 Plan, the Committee may grant any one or a combination of incentive options, non-qualified stock options, restricted stock, stock appreciation rights (“SARs”) and phantom stock awards, as well as purchased stock, bonus stock and other performance awards (collectively, “Awards”).

Except for Incentive Options which may only be granted to employees of our Company, Awards under the 2012 Plan may be granted to employees and nonemployee directors of the Company who are designated by the Committee. No employee may receive Awards under the 2012 Plan in any given year which, singly or in the aggregate, cover more than 500,000 shares of common stock. As of the time of the adoption of the 2012 Plan, approximately 33 people were eligible to participate in the 2012 Plan due to their status as employees of the Company.

The aggregate number of shares of Common Stock that may be issued or transferred to grantees under the 2012 Plan will not exceed 3,250,000 shares. If there is a stock split, stock dividend or other relevant change affecting our Company’s shares, appropriate adjustments will be made in the number of shares that may be issued or transferred in the future and in the number of shares and price of all outstanding Awards made before such event. If shares under an Award are not issued or transferred, those shares would again be available for inclusion in future Award grants.

Awards Available Under the 2012 Plan

Stock Options. The Committee may grant options qualifying as incentive stock options under the Internal Revenue Code (the “Code”) and nonqualified stock options. The term of an option will be fixed by the Committee, but will not exceed ten years. In the case of death of the holder of the option or upon the termination, removal or resignation of the option holder for any reason other than for cause within one year of a Change in Control (as that term is defined in the 2012 Plan and described below), an option may be extended for up to 12 months depending on the circumstances. The option price will not be less than the fair market value of the Common Stock on the date of grant. In the case of an award of incentive options to an employee possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent corporation or subsidiary corporation as those terms are defined in the Code, the option price will not be less than 110% of the fair market value of the Common Stock on the date of grant and the option term will not exceed five years from date of grant. Payment of the option price may be by cash or, with the consent of the Committee, in shares of Common Stock having an equivalent fair market value. With respect to incentive options, the aggregate fair market value of shares of Common Stock for which one or more options granted may for the first time become exercisable during any calendar year will not exceed $100,000.

Restricted Stock. The Committee may also award shares of restricted stock. The shares will be issued as restricted stock within the meaning of Rule 144 under the Securities Act of 1933, as amended. A restricted stock grant will set forth the terms and conditions of the award, including the imposition of a vesting schedule during which the grantee must remain employed by the Company in order to retain the shares under grant. If the grantee’s employment terminates during the period, the grant will terminate and the grantee will be required to return any unvested shares to the Company. The Committee may, however, provide complete or partial exceptions to this requirement as it deems equitable. Unless an Award specifically provides otherwise, any shares not otherwise vested will vest upon the death, disability, termination, removal or resignation of the grantee for any reason other than for cause within one year of a Change in Control (as that term is defined in the 2012 Plan and described below). The grantee cannot dispose of the shares prior to the expiration of forfeiture restrictions set forth in the grant. During this period, however, the grantee will be entitled to vote the shares and, at the discretion of the Committee, receive dividends. Each certificate representing shares granted under the 2012 Plan will bear a legend giving notice of the restrictions in the grant.

Stock Appreciation Rights and Phantom Stock Awards. The Committee may grant SARs, either singly or in combination with an underlying stock option under the 2012 Plan, and phantom stock awards. SARs entitle the recipient to receive, upon exercise, the excess of the fair market value per share on the date of exercise over the grant price as determined by the Committee, subject to a specified cap amount, and are designed to give the grantee the same economic value that would have been derived from exercise of an option. Phantom stock awards are rights granted to recipient to receive cash or Common Stock equal to the fair market value of a specified number of shares of Common Stock at the end of a specified deferral period. The term of an SAR or phantom stock award will be fixed by the Committee. Payment under SARs and phantom stock awards may be made in cash, in shares or a combination of both at the discretion of the Committee. If an SAR granted in combination with an underlying stock option is exercised, the right under the underlying option to purchase shares will terminate.

Bonus Stock and Performance Awards. The Committee may grant bonus stock in consideration of services performed or performance Awards, under which payment may be made in shares of the Common Stock, a combination of Common Stock and cash or cash if the performance of our Company or any subsidiary or affiliate of our Company selected by the Committee meets certain goals established by the Committee and approved by our Board during an award period. Subject to the approval of our Board, the Committee would determine the goals, the length of an award period (not less than one year and not more than ten years), the maximum payment value of a performance Award (not to exceed $1,000,000 or 1,000,000 shares of Common Stock to any employee in any one year) and the minimum performance required before a payment would be made. In order to receive payment, a grantee must remain in employed by the Company until the completion of, and settlement under, the award period, except that the Committee may provide complete or partial exceptions to that requirement as it deems equitable.

Other Stock or Performance-Based Awards. The Committee also may grant shares of Common Stock or performance based Awards on the terms and conditions it determines in its discretion, as well as other rights not an Award otherwise described in the 2012 Plan but denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of Common Stock or cash as are deemed by the Committee to be consistent with the purposes of the 2012 Plan. Any other stock or performance based Awards may be in addition to, or in lieu of, cash or other compensation due the grantee.

Purchased Stock. The Committee may sell shares of Common Stock on such terms and conditions it determines.

Vesting Upon a Change in Control. The 2012 Plan defines a “Change in Control” as: (i) a merger or consolidation to which the Company is a party if the individuals and entities who were stockholders of the Company immediately prior to the effective date of the merger or consolidation have beneficial ownership or less than 50% of the total combined voting power for election of directors of the surviving corporation following the effective date of the merger or consolidation; or (ii) the sale of all or substantially all of the assets of the Company to any person or entity that is not a wholly owned subsidiary of the Company.

Upon a Change in Control and subject to the approval of the Board, the Committee may (i) accelerate vesting and the time at which all options and SARs outstanding at the time of the Change in Control may be exercised; (ii) waive all restrictions and conditions of all restricted stock and phantom stock outstanding at the time of the Change in Control with the result that all outstanding restricted stock and phantom stock outstanding at that time is deemed satisfied, and the restriction period or other limitations on payment in full with respect to those awards will be deemed to have expired, with any payment to be made within 45 days after the date of the Change in Control; and (iii) determine to amend performance Awards and other stock or performance based Awards or substitute new performance Awards and other stock or performance based awards in consideration of cancellation of outstanding performance Awards and any other stock or performance based awards, in order to ensure that the Awards will become fully vested, deemed earned in full, with the payment made within 45 days after the date of the

Change in Control, without regard to payment schedules and notwithstanding that the applicable performance cycle, retention cycle or other restrictions and conditions will not have been completed or satisfied. The Committee is not required to take any of these actions and the decision not to take any or all of these actions will be final, binding and conclusive. In addition, unless the Award specifically provides otherwise, any nonqualified option or restricted stock that is not otherwise vested shall vest upon (i) termination, removal or resignation of an employee or non-employee director for any reason (except for cause) within one (1) year after the effective date of the Change in Control, (ii) death or disability of the participant, or (iii) subject to Board approval, at such other times as the Committee, in its discretion, determines.

Granted Awards

Pursuant to the Board Consent, the Board approved the following grants to nonemployee directors of nonqualified options to purchase an aggregate of 600,000 shares, as previously recommended by the Committee:

Name	Initial Grant (# options)(1)	# Options Vesting Upon Grant	# Options Vesting on March 5, 2013	# Options Vesting on March 5, 2014
Michael R. Keener	100,000	33,333	33,333	33,334
Stephen P. Kovacs	100,000	33,333	33,333	33,334
Alexander A. Kulpecz, Jr.	100,000	33,333	33,333	33,334
Emanuel R. Pearlman	100,000	33,333	33,333	33,334
Robert A. Schmitz	100,000	33,333	33,333	33,334
Eric R. Stearns	100,000	33,333	33,333	33,334
All independent directors as a group	600,000	199,998	199,998	200,004

(1)	There is one share of common stock underlying each option granted at an exercise price of $3.41 per share. Each option expires on March 5, 2017. As of April 18, 2012, the closing price of our common stock was $3.10 per share.

The awards granted to nonemployee directors were granted pursuant to the Dune Energy, Inc. 2012 Stock Incentive Plan Nonqualified Stock Option Award Agreement, which contains provisions that alter or supplement the provisions found in the 2012 Plan, including the definition of Change in Control used in determining whether vesting of options will accelerate in certain circumstances. The form of the Dune Energy, Inc. 2012 Stock Incentive Plan Nonqualified Stock Option Award Agreement is filed herewith as Exhibit 10.2.

Pursuant to action by the Committee, 834,500 restricted shares were approved for issuance to employees, including an aggregate of 327,700 restricted shares to the four executive officers named below. Pursuant to the Board Consent, the Board approved the following grants of restricted stock to the executive employees, as previously recommended by the Committee:

Name	Initial Grant (# shares)		# Shares Subject to Vesting on March 5, 2013	# Shares Subject to Vesting on March 5, 2014	# Shares Subject to Vesting on March 5, 2015
James A. Watt	133,200	(1)	44,400	44,400	44,400
Frank T. Smith, Jr.	67,600	(2)	22,533	22,533	22,534
Hal L. Bettis	67,600	(3)	22,533	22,533	22,534
Richard H. Mourglia	59,300	(4)	19,766	19,767	19,767

(1)	Of the shares granted to Mr. Watt, 100%, or 133,200 shares, are subject to performance vesting based on Total Shareholder Return, as more fully described in the grant agreement with respect to such grant.

(2)	Of the shares granted to Mr. Smith, 50%, or 33,800, are subject to performance vesting based on the Total Shareholder Return, as more fully described in the grant agreement with respect to such grant.

(3)	Of the shares granted to Mr. Bettis, 50%, or 33,800, are subject to performance vesting based on the Total Shareholder Return, as more fully described in the grant agreement with respect to such grant.

(4)	Of the shares granted to Mr. Mourglia, 50%, or 29,650, are subject to performance vesting based on the Total Shareholder Return, as more fully described in the grant agreement with respect to such grant.

The time vesting awards granted to such executive employees were granted pursuant to the Dune Energy, Inc. 2012 Stock Incentive Plan Restricted Stock Agreement (Time Vesting), the form of which is filed herewith as a part of Appendix A. The performance vesting awards granted to employees were granted pursuant to the Dune Energy, Inc. 2012 Stock Incentive Plan Restricted Stock Agreement (Performance Vesting), the form of which is filed herewith as a part of Appendix A.

The description of the 2012 Plan and the grants made thereunder are qualified in their entirety by reference to the full text of the 2012 Plan and the Forms of Award Agreement, which are filed herewith as Appendix A, and incorporated herein by reference.

NEW PLAN BENEFITS

The following table presents the grant-date fair value of awards granted under the 2012 Plan on March 5, 2012. Additional award grants may be approved by the Board under the 2012 Plan, but the value of any additional awards is not determinable at this time.

Name and Position	Nonqualified Stock Options Dollar Value ($)	Restricted Stock (Time Vesting) Dollar Value ($)		Restricted Stock (Performance Vesting) Dollar Value ($)(1)		Number of Shares/ Options
James A. Watt, Chief Executive Officer	—	—		360,528		133,200
Frank T. Smith, Jr., Chief Financial Officer and Secretary	—	115,258		91,485		67,600
Hal L. Bettis, Executive Vice President and Chief Operating Officer	—	115,258		91,485		67,600
Richard H. Mourglia, General Counsel and Senior Vice President–Land	—	101,107		80,253		59,300
All current executive officers as a group (8 persons)	—	690,866	(2)	908,898	(3)	538,400
All current non-employee directors as a group (6 persons)	1,476,000	—		—		600,000
All current non-executive officer employees as a group (25 persons)	—	999,471	(4)	—		293,100

(1)	Values in this column reflect the grant date fair value utilized for accounting purposes of the maximum number of performance-based restricted shares that may vest in the future.

(2)	Represents the dollar value of a total of 202,600 shares of restricted stock (time vesting).

(3)	Represents the dollar value of a total of 335,800 shares of restricted stock (performance vesting).

(4)	Represents the dollar value of a total of 293,100 shares of restricted stock (time vesting).

Required Vote

The approval of the 2012 Plan requires the affirmative vote of the holders of a majority of the shares of common stock present or represented and voting at the Annual Meeting.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE 2012 PLAN.

PROPOSAL THREE

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected MaloneBailey, LLP as independent registered public accountants of the Company to audit the Company’s consolidated financial statements for the fiscal year ending December 31, 2012 and the Board of Directors has determined that it would be desirable to request that the unitholders ratify such appointment. MaloneBailey, LLP was our independent registered public accounting firm for our 2011 audit.

The audit committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, and other services. Pre-approval is detailed as to the specific service or category of service and is subject to a specific approval.

Before selecting MaloneBailey, LLP, the Audit Committee considered the firm’s qualifications as independent registered public accountants and concluded that based on MaloneBailey, LLP’s prior performance and its reputation for integrity and competence, it was qualified. The Audit Committee also considered whether any non-audit services performed for the Company by MaloneBailey, LLP would impair MaloneBailey, LLP’s independence and concluded that they did not. Even if the selection is ratified, the Audit Committee, in its sole discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and its unitholders.

A representative of MaloneBailey, LLP will attend our annual meeting. The representative will have the opportunity to make a statement if he or she desires to do so and to respond to appropriate questions.

Audit and Tax Fees

During fiscal year 2010 and fiscal year 2011, the aggregate fees for which we were billed by MaloneBailey LLP for professional services were as follows:

	Fiscal Year Ended
	December 31, 2010	December 31, 2011
Audit Fees(1)	$205,600	$206,500
Audit-Related Fees	—	—
Tax Fees	38,300	17,050
All Other Fees	—	—

(1)	Fees for audit services include fees associated with the annual audit and the review of our quarterly reports on Form 10-Q during the year reported.

The Audit Committee considers whether the provision of the foregoing services is compatible with maintaining the auditor’s independence and has concluded that the foregoing non-audit services and non-audit-related services, did not adversely affect the independence of MaloneBailey LLP.

Vote Required for Approval

Stockholder ratification is not required for making such appointment for the fiscal year ending December 31, 2012 because the Audit Committee has responsibility for the appointment of our independent registered public accountants. The appointment is being submitted for ratification with a view toward soliciting the opinion of stockholders, which opinion will be taken into consideration in future deliberations. No determination has been made as to what action the Board of Directors or the Audit Committee would take if stockholders do not approve the appointment.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF MALONEBAILEY, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANT.

Our Audit Committee was established by our Board of Directors in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 for the purpose of overseeing our accounting and financial reporting processes and the audits of our financial statements. The responsibilities of the Audit Committee are described in the committee’s charter, a copy of which is available at our website, and summarized in the following Report of the Audit Committee.

The committee’s membership consists of Stephen P. Kovacs, Robert A. Schmitz and Michael R. Keener, who serves as the chairman of the Audit Committee. The Board of Directors has also determined that Mr. Keener meets the requirements for being an “audit committee financial expert” as defined by regulations of the SEC. All members of the Audit Committee have been determined to be independent directors by our Board of Directors.

During 2011, 4 meetings of the Audit Committee were held.

Report of the Audit Committee

The role of the Audit Committee is to assist the Board of Directors in its oversight of the Company’s financial reporting process. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The Company’s independent registered public accountants are responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity to accounting principles generally accepted in the United States.

In the performance of its oversight function, the Audit Committee has reviewed and discussed with management and the Company’s independent registered public accounting firm the Company’s audited financial statements. The Audit Committee also has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, relating to communication with audit committees. In addition, the Audit Committee has received from the independent registered public accounting firm the written disclosures and letter required by Independence Standards Board of Directors Standard No. 1 relating to independence discussions with audit committees, has discussed with the Company’s independent registered public accounting firm its independence from the Company and its management, and has considered whether the Company’s independent registered public accounting firm’s provision of non-audit services to the Company is compatible with maintaining the accounting firm’s independence.

The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting. In addition, the Audit Committee met with the Chief Executive Officer and Chief Financial Officer of the Company to discuss the processes that they have undertaken to evaluate the accuracy and fair presentation of the Company’s financial statements and the effectiveness of the Company’s systems of disclosure controls and procedures and internal control over financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 for filing with the SEC.

Audit Committee

Michael R. Keener
Stephen P. Kovacs
Robert A. Schmitz

Pursuant to SEC Rules, the foregoing Audit Committee Report is not deemed “filed” with the SEC and is not incorporated by reference into the Company’s Annual Report on Form 10-K.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and beneficial owners of more than 10% of our common stock, or “reporting persons” to file with the SEC reports of their holdings of, and transactions in, our common stock. Reporting persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Other than as disclosed below, based solely on our review of copies of these reports furnished to the Company, we believe that all reports required to be filed by reporting persons pursuant to Section 16(a) of the Exchange Act were filed for the year ended December 31, 2010 on a timely basis.

Hal L. Bettis failed to timely report two transactions on Form 4 that occurred on July 15, 2011. Mr. Bettis filed the Form 4 for these transactions on August 17, 2011. Mr. Bettis additionally failed to timely report a transaction that occurred on August 1, 2011. Mr. Bettis filed the Form 4 for this transaction on October 19, 2011. Mr. Bettis additionally failed to timely report a transaction that occurred on November 18, 2011. Mr. Bettis filed the Form 4/A to include this transaction on December 6, 2011.

Richard H. Mourglia failed to timely report three transactions on Form 4 that occurred on November 23, 2011. Mr. Mourglia filed the Form 4 for these transactions on February 22, 2012.

Frank T. Smith, Jr. failed to timely report transactions on Form 4 that occurred on August 1, 2011 and October 3, 2011. Mr. Smith filed the Form 4 for these transactions on October 13, 2011. Mr. Smith additionally failed to timely report a transaction on Form 4 that occurred on November 18, 2011. Mr. Smith filed the Form 4 for this transaction on December 6, 2011.

Steven M. Sisselman failed to timely report a transaction on Form 4 that occurred on December 8, 2011. Mr. Sisselman filed the Form 4 for this transaction on December 15, 2011.

James A. Watt failed to timely report a transaction on Form 4 that occurred on October 3, 2011. Mr. Watt filed the Form 4 for this transaction on October 13, 2011. Mr. Watt additionally failed to timely report a transaction on Form 4 that occurred on November 18, 2011. Mr. Watt filed the Form 4 for this transaction on December 6, 2011.

Certain Relationships and Related Party Transactions

Policies and Procedures Regarding Related Party Transactions

A “Related Party Transaction” is any transaction, arrangement or relationship where the Company is a participant, the Related Party (defined below) had, has or will have a direct or indirect material interest and the aggregate amount involved is expected to exceed $120,000 in any calendar year. “Related Party” includes (a) any person who is or was (at any time during the last fiscal year) an executive officer, director or nominee for election as a director; (b) any person or group who is a beneficial owner of more than 5% of the Company’s voting securities; (c) any immediate family member of a person described in provisions (a) or (b) of this sentence; or (d) any entity in which any of the foregoing persons is employed, is a partner or has a greater than 5% beneficial ownership interest.

When reviewing and approving the terms and conditions of all related party transactions, members of our Board of Directors other than the Related Party will consider all relevant facts and circumstances available to it to determine whether such related party transaction is in, or is not inconsistent with, our best interests, including, without limitation, (a) the extent of the Related Party’s interest in the transaction; (b) the availability of other sources of comparable products or services; (c) whether the terms are competitive with terms generally available in similar transactions with persons that are not Related Parties; (d) the benefit to our Company; and (e) the aggregate value of the transaction. In accordance with our Audit Committee charter, all related party transactions must be submitted to our Audit Committee.

There were no transactions in 2011 which required review, approval or ratification by our Board of Directors as a Related Party Transaction.

ADDITIONAL INFORMATION

Other Business

We know of no other matters to be submitted to the annual meeting. If any other matters properly come before the annual meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as our Board of Directors recommends.

Availability of Accountants at Annual Meeting

MaloneBailey LLP served as our independent registered public accounting firm providing auditing and financial services during fiscal 2011. We expect that representatives of MaloneBailey LLP will be present at the annual meeting and will have the opportunity to make a statement if they desire to do so. They will also be available to respond to appropriate questions.

Deadlines for receipt of stockholder proposals

A stockholder who intends to present business at the 2012 annual stockholder meeting must comply with the requirements of Rule 14a-8, which provides, among other things, that to bring business before an annual meeting a stockholder must give written notice to our Company’s Secretary not less than 120 calendar days before the anniversary of the filing of this proxy statement. Accordingly, in order to be included in our proxy materials for our 2012 Annual Meeting, we must have received notice of any stockholder proposal(s) submitted in accordance with the proxy rules no later than December 26, 2012 and any notice received after this date may be considered untimely.

By order of the Board of Directors,

Frank T. Smith, Jr.

Senior Vice President, Chief Financial Officer and Secretary

April 24, 2012

APPENDIX A

DUNE ENERGY, INC.

2012 STOCK INCENTIVE PLAN

ARTICLE I

INTRODUCTION

1.1 Purpose. The Dune Energy, Inc. 2012 Stock Incentive Plan (the “Plan”) is intended to promote the interests of Dune Energy, Inc., a Delaware corporation, (the “Company”) and its stockholders by encouraging Employees and Non-Employee Directors of the Company or its Affiliates (as defined below) to acquire or increase their equity interests in the Company, thereby giving them an added incentive to work toward the continued growth and success of the Company. The Board of Directors of the Company (the “Board”) also contemplates that through the Plan, the Company and its Affiliates will be better able to compete for the services of the individuals needed for the continued growth and success of the Company.

1.2 Definitions. As used in the Plan, the following terms shall have the meanings set forth below:

“Affiliate” means (i) any entity in which the Company, directly or indirectly, owns 10% or more of the combined voting power, as determined by the Committee, (ii) any “parent corporation” of the Company (as defined in section 424(e) of the Code), (iii) any “subsidiary corporation” of any such parent corporation (as defined in section 424(f) of the Code) of the Company and (iv) any trades or businesses, whether or not incorporated which are members of a controlled group or are under common control (as defined in Sections 414(b) or (c) of the Code) with the Company; provided, that, for the purpose of issuing Options or Stock Appreciation Rights, “Affiliate” means any corporation or other entity in a chain of corporations and/or other entities in which the Company has a “controlling interest” within the meaning of Treas. Reg. § 1.414(c)-2(b)(2)(i), but using the threshold of 50 percent ownership wherever 80 percent appears.

“Awards” means, collectively, Options, Purchased Stock, Bonus Stock, Stock Appreciation Rights, Phantom Stock, Restricted Stock, Performance Awards, or Other Stock or Performance Based Awards.

“Bonus Stock” is defined in Article V.

“Cause” for termination of any Participant who is a party to an agreement of employment with or services to the Company shall mean termination for “Cause” as such term is defined in such agreement, the relevant portions of which are incorporated herein by reference. If such agreement does not define “Cause” or if a Participant is not a party to such an agreement, “Cause” means (i) the willful commission by a Participant of a criminal or other act that causes or is likely to cause substantial economic damage to the Company or an Affiliate or substantial injury to the business reputation of the Company or Affiliate; (ii) the commission by a Participant of an act of fraud in the performance of such Participant’s duties on behalf of the Company or an Affiliate; or (iii) the continuing willful failure of a Participant to perform the duties of such Participant to the Company or an Affiliate (other than such failure resulting from the Participant’s incapacity due to physical or mental illness) after written notice thereof (specifying the particulars thereof in reasonable detail) and a reasonable opportunity to be heard and cure such failure are given to the Participant by such entity or person as is designated by the Board. For purposes of the Plan, no act, or failure to act, on the Participant’s part shall be considered “willful” unless done or omitted to be done by the Participant not in good faith and without reasonable belief that the Participant’s action or omission was in the best interest of the Company or an Affiliate, as the case may be.

“Change in Control” shall be deemed to have occurred upon any of the following events:

(i) A merger or consolidation to which the Company is a party if the individuals and entities who were stockholders of the Company immediately prior to the effective date of such a merger or consolidation have beneficial ownership or less than 50% of the total combined voting power for election of directors of the surviving corporation following the effective date of such merger or consolidation; or

(ii) The sale of all or substantially all of the assets of the Company to any person or entity that is not a wholly owned subsidiary of the Company.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations thereunder.

“Committee” means the Compensation Committee appointed by the Board to administer the Plan or, if none, the Board; provided however, that with respect to any Award granted to a Covered Employee which is intended to be “performance-based compensation” as described in Section 162(m)(4)(c) of the Code, the Committee shall consist solely of two or more “outside directors” as described in Section 162(m)(4)(c)(i) of the Code.

“Common Stock” means the common stock of the Company, $.001 par value per share.

“Covered Employee” shall mean each of the Employees/officers of the Company as described in Section 162(m) of the Code and applicable rules, regulations and guidance issued thereunder.

“Disability” means either (i) an inability of the Participant to engage in any substantial gainful activity by reason of any medically determinable physical mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months or (ii) the receipt of income replacements by the Participant, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, for a period of not less than 3 months under the Company’s accident and health plan.

“Effective Date” means the date that is adopted by the Board. The provisions of the Plan are applicable to all Awards granted on or after the Effective Date.

“Employee” means any common law employee of the Company or an Affiliate.

“Employment” includes any period in which a Participant is an Employee to the Company or an Affiliate.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value or FMV Per Share”. The Fair Market Value or FMV Per Share of the Common Stock shall be the closing price on the over-the-counter market or other national securities market, if applicable, for the date of the determination, or if no trade of the Common Stock shall have been reported for such date, the closing sales price quoted on such exchange for the most recent trade prior to the determination date. If shares of the Common Stock are not listed or admitted to trading on any exchange, over-the-counter market or any similar organization as of the determination date, the FMV Per Share shall be determined by the Committee in good faith using any fair and reasonable means selected in its discretion.

“Incentive Option” means any option that satisfies the requirements of Code Section 422 and is granted pursuant to Article III of the Plan.

“Non-Employee Director” means persons who are members of the Board but who are not Employees of the Company or any Affiliate. Non-Employee Director shall include any non-elected director emeritus serving in an advisory capacity to the Board.

“Non-Qualified Option” shall mean an option not intended to satisfy the requirements of Code Section 422 and which is granted pursuant to Article II of the Plan.

“Option” means an option to acquire Common Stock granted pursuant to the provisions of the Plan, and refers to either an Incentive Stock Option or a Non-Qualified Stock Option, or both, as applicable.

“Option Expiration Date” means the date determined by Committee, which shall not be more than ten years after the date of grant of an Option.

“Optionee” means a Participant who has received or will receive an Option.

“Other Stock or Performance-Based Award” means an award granted pursuant to Article IX of the Plan that is not otherwise specifically provided for, the value of which is based in whole or in part upon the value of a share of Common Stock.

“Participant” means any Employee and Non-Employee Director granted an Award under the Plan.

“Performance Award” means an Award granted pursuant to Article VIII of the Plan, which, if earned, shall be payable in shares of Common Stock, cash or any combination thereof.

“Purchased Stock” means a right to purchase Common Stock granted pursuant to Article IV of the Plan.

“Phantom Stock” means an Award of the right to receive cash or shares of Common Stock issued at the end of a Restricted Period that is granted pursuant to Article VI of the Plan.

“Restricted Period” shall mean the period established by the Committee with respect to an Award during which the Award either remains subject to forfeiture or is not exercisable by the Participant.

“Restricted Stock” shall mean any share of Common Stock, prior to the lapse of restrictions thereon, granted under Article VII of the Plan.

“Spread” means the amount determined pursuant to Section 6.1(a) of the Plan.

“Stock Appreciation Rights” means an Award granted pursuant to Article VI of the Plan.

1.3 Shares Subject to the Plan. The aggregate number of shares of Common Stock that may be issued under the Plan shall not exceed 3,250,000 shares of Common Stock (subject to adjustment as described below). In addition, during any calendar year, the number of shares of Common Stock issued or reserved for issuance as options under the Plan to any one Participant plus the number of such shares underlying Stock Appreciation Rights that may be granted to that same Participant shall not exceed 500,000 shares. Notwithstanding the above, however, in the event that at any time after the Effective Date the outstanding shares of Common Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a merger, consolidation, recapitalization, reclassification, stock split, stock dividend, combination of shares or the like, the aggregate number and class of securities available under the Plan shall be ratably adjusted by the Committee. Upon the occurrence of any of the events described in the immediately preceding sentence, in order to ensure that after such event the shares of Common Stock subject to the Plan and each Participant’s proportionate interest shall be maintained substantially as before the occurrence of such event, the Committee shall, in such manner as it may deem equitable, adjust (i) the number of shares of Common Stock with respect to which Awards may be granted, (ii) the number of shares of Common Stock subject to outstanding Awards, and (iii) the grant or exercise price with respect to an Award. Such adjustment in an outstanding Option shall be made (i) without change in the total price applicable to the Option or any unexercised portion of the Option (except for any change in the aggregate price resulting from rounding-off of share quantities or prices) and (ii) with any necessary corresponding adjustment in exercise price per share. The Committee’s determinations shall be subject to approval by the Board. In the event the number of shares to be delivered upon the exercise or payment of any Award granted under the Plan is reduced for any reason whatsoever or in the event any Award (or portion thereof) granted under the Plan can no longer under any circumstances be exercised or paid, the number of shares no longer subject to such Award shall thereupon be released from such Award and shall thereafter be available under the Plan for the grant of additional Awards. Shares that cease to be subject to an Award because of the exercise of the Award, or the vesting of a Restricted Stock Award or similar Award, shall no longer be subject to any further grant under the Plan. Shares issued pursuant to the Plan (i) may be treasury shares, authorized but unissued shares or, if applicable, shares acquired in the open market and (ii) shall be fully paid and nonassessable. No fractional shares shall be issued under the Plan; payment for any fractional shares shall be made in cash.

1.4 Administration of the Plan. The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee shall interpret the Plan and all Awards under the Plan, shall make such rules as it deems necessary for the proper administration of the Plan, shall make all other determinations necessary or advisable for the administration of the Plan and shall correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award under the Plan in the manner and to the extent that the Committee deems desirable to effectuate the Plan. No member of the Committee shall vote or act upon any matter relating solely to himself. Grants of Awards to any Participant, the terms thereof and any amendment thereto shall be subject to approval by the Board.

1.5 Amendment and Discontinuance of the Plan. The Board may amend, suspend or terminate the Plan; provided, however, no amendment, suspension or termination of the Plan may without the consent of the holder of an Award terminate such Award or adversely affect such person’s rights with respect to such Award in any material respect.

1.6 Granting of Awards to Participants. Subject to approval of the Board, the Committee shall have the authority to grant, prior to the expiration date of the Plan, Awards to such Employees and Non-Employee Directors as may be selected by it on the terms and conditions hereinafter set forth in the Plan. In selecting the persons to receive Awards, including the type and size of the Award, the Committee may consider any factors that it may deem relevant.

1.7 Term of Plan. If not sooner terminated under the provisions of the Plan, the Plan shall terminate upon, and no further Awards shall be made, after the tenth (10th) anniversary of the Effective Date.

1.8 Leave of Absence. If an Employee is on military, sick leave or other bona fide leave of absence, such person shall be considered an “Employee” for purposes of an outstanding Award during the period of such leave provided it does not exceed 90 days, or, if longer, so long as the person’s right to reemployment is guaranteed either by statute or by contract. If the period of leave exceeds 90 days, the employment relationship shall be deemed to have terminated on the 91st day of such leave, unless the person’s right to reemployment is guaranteed by statute or contract.

ARTICLE II

NONQUALIFIED STOCK OPTIONS

2.1 Eligibility. All Employees and Non-Employee Directors shall be eligible for grants of Options according to the terms set forth below. Each Non-Qualified Option granted under the Plan shall be evidenced by a written agreement between the Company and the individual to whom Non-Qualified Options were granted.

2.2 Exercise Price. The exercise price to be paid for each share of Common Stock deliverable upon exercise of each Option granted under this Article II shall not be less than the FMV Per Share on the date of grant of such Option. The exercise price for each Option granted under Article II shall be subject to adjustment as provided in Section 10.13.

2.3 Terms and Conditions of Options. Options shall be in such form as the Committee may from time to time recommend and the Board shall approve, shall be subject to the following terms and conditions and may contain such additional terms and conditions as are not inconsistent with this Article II:

(a) Option Period and Conditions and Limitations on Exercise. No Option shall be exercisable later than the Option Expiration Date. To the extent not prohibited by other provisions of the Plan, each Option shall be exercisable at such time or times as may be determined at the time such Option is granted.

(b) Manner of Exercise. To exercise an Option, the person or persons entitled to exercise it shall provide notice to the Company at its principal executive office, directed to the Committee, such exercise to be effective at the time of receipt of such notice at the Company’s principal executive office during normal business hours, stating the number of shares with respect to which the Option is being exercised together with payment for such shares plus any required withholding taxes, unless other arrangements for withholding tax liability have been made with the Committee. The notice shall be delivered in person, by certified or regular mail, or by such other method as determined from time to time by the Committee or Plan Administrator.

(c) Payment of Exercise Price and Required Withholding. In order to exercise an Option, the person or persons entitled to exercise it shall deliver to the Company payment in full for (i) the shares being purchased, and (ii) unless other arrangements have been made with the Committee, any required withholding taxes. The payment of the exercise price for each Option shall either be (i) in cash or by check payable and acceptable to the Company, (ii) with the consent of the Committee, by tendering to the Company shares of Common Stock having an aggregate Fair Market Value as of the date of exercise that is not greater than the full exercise price for the shares with respect to which the Option is being exercised and by paying any remaining amount of the exercise price as provided in (i) above (provided, that such tendered shares of Common Stock have been owned on a fully vested basis by the optionee for more than six (6) months prior to exercise), or (iii) with the consent of the Committee and subject to such instructions as the Committee may specify, at the person’s written request the Company may deliver certificates for the shares of Common Stock for which the Option is being exercised to a broker for sale on behalf of the person, provided that the person has irrevocably instructed such broker to remit directly to the Company on the person’s behalf the full amount of the exercise price from the proceeds of such sale. In the event that the Optionee elects to make payment as allowed under clause (ii) above, the Committee may, upon confirming that the Optionee owns the number of additional shares being tendered, authorize the issuance of a new certificate for the number of shares being acquired pursuant to the exercise of the Option less the number of shares being tendered upon the exercise and return to the person (or not require surrender of) the certificate for the shares being tendered upon the exercise. If the Committee so requires, such person or persons shall also deliver a written representation that all shares being purchased are being acquired for investment and not with a view to, or for resale in connection with, any distribution of such shares.

(d) Options not Transferable. Except as provided below, no Non-Qualified Option granted hereunder shall be transferable other than by (i) will or by the laws of descent and distribution or (ii) pursuant to a domestic relations order and, during the lifetime of the Participant to whom any such Option is granted, and it shall be exercisable only by the Participant (or his guardian). Any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of, or to subject to execution, attachment or similar process, any Option granted hereunder, or any right thereunder, contrary to the provisions hereof, shall be void and ineffective, shall give no right to the purported transferee. With Committee approval, the Participant (or his guardian) may transfer, for estate planning purposes, all or part of a Non-Qualified Option to one or more immediate family members or related family trusts or partnerships or similar entities.

(e) Listing and Registration of Shares. Each Option shall be subject to the requirement that if at any time the Committee determines that the listing, registration, or qualification of the shares subject to such Option under any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the issue or purchase of shares thereunder, such Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained and the same shall have been free of any conditions not acceptable to the Committee.

2.4 Option Repricing. With Board and shareholder approval, the Committee may grant to holders of outstanding Non-Qualified Options, in exchange for the surrender and cancellation of such Non-Qualified Options, new Non-Qualified Options having exercise prices lower (or higher with any required consent) than the exercise price provided in the Non-Qualified Options so surrendered and canceled and containing such other terms and conditions as the Committee may deem appropriate.

2.5 Amendment. Subject to Board approval, the Committee may, without the consent of the person or persons entitled to exercise any outstanding Option, amend, modify or terminate such Option; provided, however, such amendment, modification or termination shall not, without such person’s consent, reduce or diminish the value of such Option determined as if the Option had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination. Subject to Board approval, the Committee may at any time or from time to time, in the case of any Option which is not then immediately exercisable in full, accelerate the time or times at which such Option may be exercised to any earlier time or times.

2.6 Acceleration of Vesting. Any Option granted hereunder which is not otherwise vested shall vest (unless specifically provided to the contrary in the document or instrument evidencing an Option granted hereunder) upon (i) termination, removal or resignation of an Employee or Non-Employee Director for any reason (except for Cause) within one (1) year after the effective date of the Change in Control, (ii) death or Disability of the Participant, or (iii) subject to Board approval, at such other times as the Committee, in its discretion, determines.

ARTICLE III

INCENTIVE OPTIONS

The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Article III, all the provisions of Article II shall be applicable to Incentive Options. Options which are specifically designated as Non-Qualified Options shall not be subject to the terms of this Section III.

3.1 Eligibility. Incentive Options may only be granted to Employees.

3.2 Exercise Price. The exercise price per Share shall not be less than one hundred percent (100%) of the FMV Per Share on the option grant date.

3.3 Dollar Limitation. The aggregate Fair Market Value (determined as of the respective date or dates of grant) of shares of Common Stock for which one or more options granted to any Employee under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one (1) calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.

3.4 10% Stockholder. If any Employee to whom an Incentive Option is granted owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any “parent corporation” of the Company (as defined in Section 424(e) of the Code) or any “subsidiary corporation” of the Company (as defined in Section 424(f) of the Code), then the exercise price per share shall not be less than one hundred ten percent (110%) of the FMV Per Share on the date of grant and the option term shall not exceed five (5) years measured from the date of grant. For purposes of the immediately preceding sentence, the attribution rules under Section 424(d) of the Code shall apply for purposes of determining an Employee’s ownership.

3.5 Options Not Transferable. No Incentive Option granted hereunder shall be transferable other than by will or by the laws of descent and distribution and shall be exercisable during the Optionee’s lifetime only by such Optionee.

3.6 Compliance with 422. All Options that are intended to be Incentive Stock Options shall be designated as such in the Option grant and in all respects shall be issued in compliance with Code Section 422. The maximum aggregate number of Incentive Stock Options that may be issued under the Plan is the same number as the aggregate number of shares of Common Stock that may be issued under the Plan, which is 3,250,000 shares of Common Stock, or such greater number which corresponds to any future increase in the available shares authorized under the terms of the Plan.

3.7 Limitations on Exercise. No Incentive Option shall be exercisable more than three (3) months after the Optionee ceases to be an Employee for any reason other than death or Disability, or more than one (1) year after the Optionee ceases to be an Employee due to death or Disability.

ARTICLE IV

PURCHASED STOCK

4.1 Eligible Persons. Subject to approval by the Board, the Committee shall have the authority to sell shares of Common Stock to such Employees and Non-Employee Directors of the Company or its Affiliates as may be selected by it, on such terms and conditions as it may establish, subject to the further provisions of this Article IV. Each issuance of Common Stock under this Plan shall be evidenced by an agreement which shall be subject to applicable provisions of this Plan and to such other provisions not inconsistent with this Plan as the Committee may recommend and the Board may approve for the particular sale transaction.

4.2 Purchase Price. Subject to approval by the Board, the price per share of Common Stock to be purchased by a Participant under this Plan shall be determined by the Committee, and may be less than, but shall not greater than the FMV Per Share at the time of purchase.

4.3 Payment of Purchase Price. Payment of the purchase price of Purchased Stock under this Plan shall be made in full in cash.

ARTICLE V

BONUS STOCK

The Committee may, from time to time and subject to the provisions of the Plan and approval by the Board, grant shares of Bonus Stock to Employees and Non-Employee Directors. Such grants of Bonus Stock shall be in consideration of performance of services by the Participant without additional consideration except as may be required by the Committee or pursuant to Article XI. Bonus Stock shall be shares of Common Stock that are not subject to a Restricted Period under Article VII. Except as may otherwise be required under Section 409A of the Code, payment of Bonus Stock shall be made by the later of (i) the date that is 2 1/2 months after the end of the Participant’s first taxable year in which the Bonus Stock is earned under the Plan or (ii) the date that is 2 1/2 months after the end of the Company’s first taxable year in which the Bonus Stock is earned under the Plan, and such payment shall not be subject to any election by the Participant to defer the payment to a later period.

ARTICLE VI

STOCK APPRECIATION RIGHTS AND PHANTOM STOCK

6.1 Stock Appreciation Rights. All Employees and Non-Employee Directors shall be eligible to receive grants of Stock Appreciation Rights on the following terms and conditions.

(a) Right to Payment. A Stock Appreciation Right shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the FMV Per Share on the date of exercise over (B) the grant price of the Stock Appreciation Right as determined by the Committee, which shall not be less than the FMV Per Share on the date of grant (the “Spread”). Notwithstanding the foregoing, the Award may provide, that the Spread covered by a Stock Appreciation Right may not exceed a specified amount.

(b) Rights Related to Options. A Stock Appreciation Right granted in connection with an Option shall entitle a Participant, upon exercise thereof, to surrender that Option or any portion thereof, to the extent unexercised, and to receive payment of the amount of the Spread computed pursuant to Subsection 6.1(a) hereof. That Option shall then cease to be exercisable to the extent surrendered.

(c) Terms. The Award shall set forth the time or times at which and the circumstances under which a Stock Appreciation Right may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method of exercise, whether or not a Stock Appreciation Right shall be in tandem or in combination with any other Award, and any other terms and conditions of any Stock Appreciation Right.

6.2 Phantom Stock Awards. All Employees and Non-Employee Directors shall be eligible to receive grants of Phantom Stock Awards, which are rights to receive cash or Common Stock equal to the Fair Market Value of specified number of shares of Common Stock at the end of a specified deferral period, subject to the following terms and conditions:

(a) Award and Restrictions. Satisfaction (vesting) of a Phantom Stock Award shall occur upon expiration of the deferral period specified for such Phantom Stock Award. In addition, Phantom Stock Awards shall be subject to such restrictions (which may include a risk of forfeiture), if any, as the Committee (with Board approval) may impose, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, installments or otherwise, as the Committee (with Board approval) may determine. Phantom Stock Awards shall not be transferable (other than by will or the laws of descent and distribution).

(b) Forfeiture. Except as otherwise may be set forth in any Award, employment or other agreement pertaining to a Phantom Stock Award, upon termination of employment or services during the applicable deferral period or portion thereof to which forfeiture conditions apply, all Phantom Stock Awards that are at that time subject to a deferral period (other than a deferral at the election of the Participant) shall be forfeited; provided that the Committee (with Board approval) may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Phantom Stock Awards shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee (with Board approval) may in other cases waive in whole or in part the forfeiture of Phantom Stock Awards.

(c) Performance Goals. To the extent that any Award granted pursuant to this Article VI is intended to constitute performance-based compensation for purposes of Section 162(m) of the Code, the grant or settlement of the Award shall be subject to the achievement of performance goals determined and applied in a manner consistent with Section 8.2.

(d) Timing of Distributions. Upon the vesting of a Phantom Stock Award, such vested portion shall be paid to the Participant in a single lump sum no later than the fifteenth (15th) day of the third (3rd) month following the date on which such vesting occurs and the restrictions lapse. Should the Participant die before receiving all amounts payable hereunder, the balance shall be paid to the Participant’s estate by this date.

(e) Unsecured General Creditor. Participant’s rights to any Phantom Stock Award shall not rise above those of a general unsecured creditor of the Company.

ARTICLE VII

RESTRICTED STOCK

7.1 Eligible Persons. All Employees and Non-Employee Directors shall be eligible to receive grants of Restricted Stock.

7.2 Restricted Period and Vesting.

(a) The Restricted Stock shall be subject to such forfeiture restrictions (including, without limitation, limitations that qualify as a “substantial risk of forfeiture” within the meaning given to that term under Section 83 of the Code) and restrictions on transfer by the Participant and repurchase by the Company as shall be set forth in such Award. Prior to the lapse of such restrictions the Participant shall not be permitted to transfer such shares. The Company shall have the right to repurchase or recover such shares for the amount of cash paid therefor, if any, if (i) the Participant shall terminate Employment from or services to the Company prior to the lapse of such restrictions under circumstances that do not cause such restrictions to lapse or (ii) the Restricted Stock is forfeited by the Participant pursuant to the terms of the Award.

(b) Notwithstanding the foregoing, unless the Award specifically provides otherwise, all Restricted Stock not otherwise vested shall vest upon (i) termination, resignation or removal of an Employee or Non-Employee Director for any reason (except for Cause) within one (1) year after the effective date of a Change in Control, (ii) death or Disability of the Participant, or (iii) subject to Board approval, at such other times as the Committee, in its discretion, determines.

(c) Each certificate representing Restricted Stock awarded under the Plan shall be registered in the name of the Participant and, during the Restricted Period, shall be left in deposit with the Company and a stock power endorsed in blank until such time as the restrictions on transfer have lapsed. The grantee of Restricted Stock shall have all the rights of a stockholder with respect to such shares including the right to vote and the right to receive dividends or other distributions paid or made with respect to such shares. Any certificate or certificates representing shares of Restricted Stock shall bear a legend similar to the following:

The shares represented by this certificate have been issued pursuant to the terms of the Dune Energy, Inc. 2012 Stock Incentive Plan (as amended and restated) and may not be sold, pledged, transferred, assigned or otherwise encumbered in any manner except as is set forth in the terms of such Plan or award dated             , 2        .

ARTICLE VIII

PERFORMANCE AWARDS

8.1 Performance Awards. All Employees and Non-Employee Directors shall be eligible to receive Performance Awards. Performance Awards may be based on performance criteria measured over a period of not less than one year and not more than ten years. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to increase the amounts payable under any Award subject to performance conditions except as limited under Section 8.2 in the case of a Performance Award granted to a Covered Employee.

8.2 Performance Goals. The grant and/or settlement of a Performance Award shall be contingent upon terms set forth in this Section 8.2.

(a) General. The performance goals for Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee and approved by the Board. In the case of any Award that is intended to comply with Section 162(m) of the Code that is granted to a Covered Employee, performance goals shall be designed to be objective and shall otherwise meet the requirements of Section 162(m) of the Code and regulations thereunder (including Treasury Regulations sec. 1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance are such that the achievement of performance goals is “substantially uncertain” at the time of grant. Performance Awards shall be granted and/or settled upon achievement of any one or more such performance goals. Performance goals may differ among Performance Awards granted to any one Participant or for Performance Awards granted to different Participants. In the case of any Award that is intended to comply with Section 162(m) of the Code, the value of any cash-denominated Performance Award issued to any one Covered Employee in any one year shall not exceed $1,000,000, and in the case of any stock-denominated Performance Award (other than an option or Stock Appreciation Right), the maximum number of shares of Common Stock that may be granted to any one Covered Employee in any one calendar year shall not exceed 1,000,000 shares.

(b) Business Criteria. One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries, divisions or business or geographical units of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used in establishing performance goals for Performance Awards granted to a Participant:

(i) Total shareholder return;

(ii) Return on assets, equity, capital, capital employed, or investment;

(iii) Pre-tax or after-tax profit levels, including: earnings per share; earnings before interest and taxes; earnings before interest, taxes, depreciation, and amortization; net operating profits after tax, and net income;

(iv) Cash flow, free cash flow, and cash flow return on investment;

(v) Operational measures including growth in reserves for the prior period and percentage or absolute increase in production for the prior period;

(vi) Levels of cost including finding and development costs, and cash costs (interest expense, G&A, and LOE) expressed in relationship to Mcfe/produced during the Performance Period.

Any of the above goals shall be determined on the absolute or relative basis or as compared to the performance of a published or special index including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of comparable companies.

(c) Performance Period; Timing for Establishing Performance Goals. In the case of any Award that is intended to comply with Section 162(m) of the Code that is granted to a Covered Employee: (i) achievement of performance goals in respect of Performance Awards shall be measured over a performance period of not less than one year and not more than ten years, as specified in the Award, and (ii) such performance goals shall be established not later than 90 days after the beginning of any performance period applicable to such Performance Awards, or at such other date as may be required or permitted for “performance-based compensation” under Section 162(m) of the Code.

(d) Settlement of Performance Awards; Other Terms. After the end of each performance period, the Committee shall determine the amount, if any, of Performance Awards payable to each Participant based upon achievement of business criteria over a performance period. Except as may otherwise be required under Section 409A of the Code, payment described in the immediately preceding sentence shall be made by the later of (i) the date that is 2 1/2 months after the end of the Participant’s first taxable year in which the Performance Award is earned under the Plan or (ii) the date that is 2 1/2 months after the end of the Company’s first taxable year in which the Performance Award is earned under the Plan, and such payment shall not be subject to any election by the Participant to defer the payment to a later period. The Committee may not exercise discretion to increase any such amount payable in respect of a Performance Award to a Covered Employee if such Award states that it is intended to comply with Section 162(m) of the Code. The Award shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a performance period or settlement of Performance Awards.

(e) Written Determinations. All determinations by the Committee as to the establishment of performance goals, the amount of any Performance Award, and the achievement of performance goals relating to Performance Awards shall be made in writing in the case of any Award granted to a Participant and shall be subject to approval by the Board. The Committee may not delegate any responsibility relating to any Performance Awards to a Covered Employee.

(f) Status of Performance Awards under Section 162(m) of the Code. It is the intent of the Company that Performance Awards granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Section 162(m) of the Code and regulations thereunder (including Treasury Regulations sec. 1.162-27 and successor regulations thereto) shall, if so designated by the Committee, constitute “performance-based compensation” within the meaning of Section 162(m) of the Code and regulations thereunder. Accordingly, the terms of this Section 8.2 shall be interpreted in a manner consistent with Section 162(m) of the Code and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of a Performance Award, who is likely to be a Covered Employee with respect to that fiscal year. If any provision of the Plan as in effect on the date of adoption or any agreements relating to Performance Awards that are designated as intended to comply with Section 162(m) of the Code does not comply or is inconsistent with the requirements of Section 162(m) of the Code or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

ARTICLE IX

OTHER STOCK OR PERFORMANCE BASED AWARDS

All Employees and Non-Employee Directors are eligible to receive Other Stock or Performance-Based Awards, which shall consist of a right which (i) is not an Award described in any other Article and (ii) is denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of Common Stock (including, without limitation, securities convertible into shares of Common Stock) or cash as are deemed by the Committee to be consistent with the purposes of the Plan. Subject to the terms of the Plan and approval by the Board, the Committee shall determine the terms and conditions of any such Other Stock or Performance-Based Award. To the extent that any such Award includes a vesting schedule, except as may otherwise be required under Section 409A of the Code, payment of such Award shall be made by the later of (i) the date that is 2 1/2 months after the end of the Participant’s first taxable year in which the Award is earned under the Plan or (ii) the date that is 2 1/2 months after the end of the Company’s first taxable year in which the Award is earned under the Plan, and such payment shall not be subject to any election by the Participant to defer the payment to a later period. Any Other Stock or Performance-Based Awards not subject to a vesting schedule shall include distribution provisions compliant with Section 409A of the Code.

ARTICLE X

CERTAIN PROVISIONS APPLICABLE TO ALL AWARDS

10.1 General. Awards shall be evidenced by a written agreement or other document and may be granted on the terms and conditions set forth herein. All Awards and any amendments thereto shall be subject to the approval of the Board. Any Award or the exercise thereof, shall be subject to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee (with Board approval) shall determine, including terms requiring forfeiture of Awards in the event of termination of employment by the Participant and terms permitting a Participant to make elections relating to his or her Award. The terms, conditions and/or restrictions contained in an Award may differ from the terms, conditions and restrictions contained in any other Award.

Subject to approval by the Board, the Committee may, without the consent of the holder of the Award, amend, modify or terminate an Award; provided, however, no amendment, modification or termination of an Award shall not, without the consent of the holder of the Award, reduce or diminish the value of such Award determined as if the Award was exercised, vested, cashed-in, paid or otherwise settled on the date of such amendment or termination. Subject to the approval of the Board and the terms of the Plan or Award, the Committee shall retain the power and discretion to accelerate or waive, at any time, any term or condition of an Award that is not mandatory under the Plan; provided, however, that the Committee shall not have a discretion to accelerate or waive any term or condition of an Award that is intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code if such discretion would cause the Award not to so qualify. Except in cases in which the Committee is authorized to require other forms of consideration under the Plan, or to the extent other forms of consideration must be paid to satisfy the requirements of the Delaware General Corporation Law, no consideration other than services may be required for the grant of any Award.

10.2 Stand-Alone, Additional, Tandem, and Substitute Awards. Subject to Section 2.4 of the Plan, Awards granted under the Plan may be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Affiliate, or any business entity to be acquired by the Company or an Affiliate, or any other right of a Participant to receive payment from the Company or any Affiliate. Such additional, tandem and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award, the Committee shall require the surrender of such other Award for cancellation in consideration for the grant of the new Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Affiliate. Any such action contemplated under this Section 10.2 shall be effective only to the extent that such action will not cause (i) the holder of the Award to lose the protection of Section 16(b) of the Exchange Act and rules and regulations promulgated thereunder, or (ii) any Award that is designed to qualify payments thereunder as performance-based compensation as defined in Section 162(m) of the Code to fail to qualify as such performance-based compensation.

10.3 Term of Awards. In no event shall the term of any Award exceed a period of ten years (or such shorter terms as may be required in respect of an Incentive Option under Section 422 of the Code).

10.4 Form and Timing of Payment under Awards; Deferrals. Subject to the terms of the Plan and any applicable Award agreement, payments to be made by the Company upon the exercise of an Option or other Award or settlement of an Award shall be made in a single payment. The settlement of any Award may, subject to any limitations set forth in the Award agreement, be accelerated and cash paid in lieu of shares in connection with such settlement. Awards granted pursuant to Article VI or VIII of the Plan may be payable in shares to the extent permitted by the terms of the applicable Award agreement. Installment or deferred payments may be provided for in the Award agreement or permitted with the consent or at the election of the Participant. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of amounts in respect of installment or deferred payments denominated in shares. Any deferral shall only be allowed as is provided in a separate deferred compensation plan adopted by the Company. The Plan shall not constitute an “employee benefit plan” for purposes of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

10.5 Vested and Unvested Awards. After the satisfaction of all of the terms and conditions set by the Committee with respect to an Award of (i) Restricted Stock, a certificate, without the legend set forth in Section 7.2, for the number of shares that are no longer subject to such restrictions, terms and conditions shall be delivered to the Employee, (ii) Phantom Stock, to the extent not paid in cash, a certificate for the number of shares equal to the number of shares of Phantom Stock earned, and (iii) Stock Appreciation Rights or Performance Awards, cash and/or a certificate for the number of shares equal in value to the number of Stock Appreciation Rights or amount of Performance Awards vested shall be delivered to the Participant. The number of shares of Common Stock which shall be issuable upon exercise of a Stock Appreciation Right or earning of a Performance Award shall be determined by dividing (1) by (2) where (1) is the number of shares of Common Stock as to which the Stock Appreciation Right is exercised multiplied by the Spread or the amount of Performance Award that is earned and payable, as applicable, and (2) is the FMV Per Share of Common Stock on the date of exercise of the Stock Appreciation Right or the date the Performance Award is earned and payable, as applicable.

10.6 Exemptions from Section 16(b) Liability. It is the intent of the Company that the grant of any Awards to or other transaction by a Participant who is subject to Section 16 of the Exchange Act shall be exempt from Section 16(b) of the Exchange Act pursuant to an applicable exemption (except for transactions acknowledged by the Participant in writing to be non-exempt). Accordingly, if any provision of this Plan or any Award agreement does not comply with the requirements of Rule 16b-3 (as promulgated under the Exchange Act) as then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under Section 16(b) of the Exchange Act.

10.7 Securities Requirements. No shares of Common Stock will be issued or transferred pursuant to an Award unless and until all then-applicable requirements imposed by federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction and by any stock market or exchange upon which the Common Stock may be listed, have been fully met. As a condition precedent to the issuance of shares pursuant to the grant or exercise of an Award, the Company may require the grantee to take any reasonable action to meet such requirements. The Company shall not be obligated to take any affirmative action in order to cause the issuance or transfer of shares pursuant to an Award to comply with any law or regulation described in the second preceding sentence.

10.8 Transferability.

(a) Non-Transferable Awards. Except as otherwise specifically provided in the Plan, no Award and no right under the Plan, contingent or otherwise, other than Purchased Stock, Bonus Stock or Restricted Stock as to which restrictions have lapsed, will be (i) assignable, saleable, or otherwise transferable by a Participant except by will or by the laws of descent and distribution or pursuant to a domestic relations order, or (ii) subject to any encumbrance, pledge or charge of any nature. No transfer by will or by the laws of descent and distribution shall be effective to bind the Company unless the Committee shall have been furnished with a copy of the deceased Participant’s will or such other evidence as the Committee may deem necessary to establish the validity of the transfer. Any attempted transfer in violation of this Section 10.8(a) shall be void and ineffective for all purposes.

(b) Ability to Exercise Rights. Except as otherwise specifically provided under the Plan, only the Participant or his guardian (if the Participant becomes Disabled), or in the event of his death, his legal representative or beneficiary, may exercise Options, receive cash payments and deliveries of shares, or otherwise exercise rights under the Plan. The executor or administrator of the Participant’s estate, or the person or persons to whom the Participant’s rights under any Award will pass by will or the laws of descent and distribution, shall be deemed to be the Participant’s beneficiary or beneficiaries of the rights of the Participant hereunder and shall be entitled to exercise such rights as are provided hereunder.

10.9 Rights as a Stockholder.

(a) No Stockholder Rights. Except as otherwise provided in Section 7.2(c), a Participant who has received a grant of an Award or a transferee of such Participant shall have no rights as a stockholder with respect to any shares of Common Stock until such person becomes the holder of record. Except as otherwise provided in Section 7.2(c), no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities, or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued.

10.10 Listing and Registration of Shares of Common Stock. The Company, in its discretion, may postpone the issuance and/or delivery of shares of Common Stock upon any exercise of an Award until completion of such stock exchange listing, registration, or other qualification of such shares under any state and/or federal law, rule or regulation as the Company may consider appropriate, and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of the shares in compliance with applicable laws, rules and regulations.

10.11 Termination of Employment, Death and Disability.

(a) Termination of Employment. Except as otherwise provided in the Award or in this Section 10.11, if Employment of an Employee or service of a Non-Employee Director is terminated under circumstances that do not cause the Participant to become fully vested in the Award, any nonvested Award granted pursuant to the Plan outstanding at the time of such termination and all rights thereunder shall wholly and completely terminate and no further vesting shall occur. Any vested Award shall expire on the earlier of (A) the expiration date set forth in the Award; or (B) the expiration of twelve (12) months after the date of termination of Employment or service in the case of any Award other than an Incentive Option or three (3) months after the date of termination of Employment in the case of an Incentive Option; provided, however, that in the event of death or Disability of a Participant after termination of employment or service and before the expiration of such Award the expiration of the Award shall occur twelve months after the date of such death or Disability; and provided further, however, that in the event of termination of an Employee or removal of a Director for Cause, such Awards shall expire at 12:01 a.m. on the date of termination.

(b) Continuation. The Committee, subject to the approval of the Board, may provide for the continuation of any Award for such period and upon such terms and conditions as are determined by the Committee and approved by the Board in the event that a Participant ceases to be an Employee or Non-Employee Director.

10.12 Change in Control. Unless otherwise provided in the Award and subject to approval by the Board, in the event of a Change in Control:

(i) the Committee may accelerate vesting and the time at which all Options and Stock Appreciation Rights then outstanding may be exercised;

(ii) the Committee may waive all restrictions and conditions of all Restricted Stock and Phantom Stock then outstanding with the result that those types of Awards shall be deemed satisfied, and the Restriction Period or other limitations on payment in full with respect thereto shall be deemed to have expired, as of the date of the Change in Control, with such payment made within 45 days after the date of the Change in Control; and

(iii) the Committee may determine to amend Performance Awards and Other Stock or Performance-Based Awards, or substitute new Performance Awards and Other Stock or Performance-Based Awards in consideration of cancellation of outstanding Performance Awards and any Other Stock or Performance-Based Awards, in order to ensure that such Awards shall become fully vested, deemed earned in full, with such payment made within 45 days after the date of the Change in Control, without regard to payment schedules and notwithstanding that the applicable performance cycle, retention cycle or other restrictions and conditions shall not have been completed or satisfied.

Notwithstanding the above provisions of this Section 10.12, the Committee shall not be required to take any action described in the preceding provisions of this Section 10.12 and any decision made by the Committee not to take some or all of the actions described in the preceding provisions of this Section 10.12 shall be final, binding and conclusive with respect to the Company and all other interested persons.

10.13 Adjustments.

In the event that at any time after the Effective Date the outstanding shares of Common Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of merger, consolidation, recapitalization, reclassification, stock split, stock dividend, combination of shares or the like, the Committee shall make an appropriate and equitable adjustment in the number and kind of shares and the exercise price with respect to any Awards as provided in Section 1.3; provided however, that the Committee shall not take any actions otherwise under this Section 10.13 to the extent such action would cause (A) the application of Section 409A of the Code to the Award or (B) create adverse tax consequences under Section 409A of the Code should that Code Section apply to the Award.

ARTICLE XI

WITHHOLDING FOR TAXES

Any issuance of Common Stock pursuant to the exercise of an Option or payment of any other Award under the Plan shall not be made until appropriate arrangements satisfactory to the Company have been made for the payment of any tax amounts (federal, state, local or other) that may be required to be withheld or paid by the Company with respect thereto. Such arrangements may, at the discretion of the Committee, include allowing the person to tender to the Company shares of Common Stock owned by the person (provided, that such tendered shares of Common Stock have been owned on a fully vested basis by the person for more than six (6) months prior to exercise), or to request the Company to withhold shares of Common Stock being acquired pursuant to the Award, whether through the exercise of an Option or as a distribution pursuant to the Award, which have an aggregate FMV Per Share as of the date of such withholding that is not greater than the sum of all tax amounts to be withheld with respect thereto, together with payment of any remaining portion of such tax amounts in cash or by check payable and acceptable to the Company.

Notwithstanding the foregoing, if on the date of an event giving rise to a tax withholding obligation on the part of the Company the person is an officer or individual subject to Rule 16b-3, such person may direct that such tax withholding be effectuated by the Company withholding the necessary number of shares of Common Stock (at the tax rate required by the Code) from such Award payment or exercise.

ARTICLE XII

MISCELLANEOUS

12.1 No Rights to Awards. No Participant or other person shall have any claim to be granted any Award, there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards and the terms and conditions of Awards need not be the same with respect to each recipient.

12.2 No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate. Further, the Company or any Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

12.3 Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with applicable federal law and the laws of the State of Delaware, without regard to any principles of conflicts of law.

12.4 Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Participant or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Participant or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

12.5 Other Laws. The Company may refuse to issue or transfer any shares or other consideration under an Award if it determines that the issuance of transfer or such shares or such other consideration might violate any applicable law.

12.6 Code Section 409A. Notwithstanding any other provision of the Plan to the contrary, any Award subject to Section 409A of the Code is intended to satisfy the application of Section 409A of the Code to the Award.

12.7 No Guarantee of Tax Consequences. None of the Board, the Company nor the Committee makes any commitment or guarantee that any federal, state or local tax treatment will (or will not) apply or be available to any person participating or eligible to participate hereunder.

12.8 Specified Employee under 409A. Subject to any other restrictions or limitations contained herein, in the event that a “specified employee” (as defined under Section 409A) becomes entitled to a payment under the Plan which is subject to Section 409A of the Code on account of a “separation from service” (as defined under Section 409A), such payment shall not occur until the date that is six months plus one day from the date of such Separation from Service. Any amount that is otherwise payable within the six month period described herein will be aggregated and paid in a lump sum without interest.

DUNE ENERGY, INC.

2012 STOCK INCENTIVE PLAN

NON-QUALIFIED STOCK OPTION AWARD AGREEMENT

(Non-Employee Directors)

1. Agreement to Grant Option. Subject to the provisions and conditions described in this agreement (the “Agreement”) and the Dune Energy, Inc. 2012 Stock Incentive Plan (as amended and in effect from time to time, the “Plan”), Dune Energy, Inc., a Delaware corporation (the “Company”), hereby agrees to grant to                      (“Participant”) a non-qualified stock option (the “Option”) to acquire from the Company              shares of Common Stock (the “Option Shares”) at the per share exercise price of $         (the “Per Share Exercise Price”), which shall equal to the FMV Per Share on the Grant Date (as defined below) subject to adjustment as provided under the Plan. By execution of this Agreement, Participant agrees to be bound by all of the terms, provisions, conditions and limitations of the Plan as implemented by this Agreement, together with all rules and determinations from time to time issued by the Committee pursuant to the Plan. All capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan, the terms of which are incorporated herein by reference. The Participant hereby acknowledges receipt of a true copy of the Plan and that the Participant has read the Plan carefully and fully understands its content. In the event of any conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control. No part of the Option granted hereby is intended to qualify as an “incentive stock option” under Section 422 of the Code.

The Participant agrees and understands that nothing contained in this Agreement provides, or is intended to provide, the Participant with any protection against potential future dilution of the Participant’s interest in the Company for any reason, except as otherwise provided by the Plan. The Participant shall have no rights as a stockholder with respect to any shares of Common Stock covered by this Option unless and until the Participant has become the holder of record of the shares, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of any such shares, except as otherwise specifically provided for in the Plan or this Agreement.

2. Grant Date. The grant of such Option shall be effective as of             , 20     (the “Grant Date”).

3. Transferability. Except as provided below, no Option granted hereunder shall be transferable other than by (i) will or by the laws of descent and distribution or (ii) pursuant to a domestic relations order and, during the lifetime of the Participant to whom any such Option is granted, and it shall be exercisable only by the Participant (or his guardian). Any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of, or to subject to execution, attachment or similar process, any Option granted hereunder, or any right thereunder, contrary to the provisions hereof, shall be void and ineffective and shall give no right to the purported transferee. With Committee approval, the Participant (or his guardian) may transfer, for estate planning purposes, all or part of an Option to one or more immediate family members or related family trusts or partnerships or similar entities.

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2012 STOCK INCENTIVE PLAN - NON-QUALIFIED STOCK OPTION AWARD AGREEMENT - (Non-Employee Directors)	Page 1

4. Vesting and Exercise.

(a) Vesting. The Option subject to this grant shall become vested as to                  shares of Common Stock on the Grant Date,                  shares of Common Stock on [date of first anniversary of Grant Date], and                  shares of Common Stock on [date of second anniversary of Grant Date], provided the Participant is then a director of the Company. There shall be no proportionate or partial vesting in the periods prior to each vesting date and all vesting shall occur only on the appropriate vesting date, subject to the Participant’s continued service with the Company on each applicable vesting date.

(b) Accelerated Vesting. Notwithstanding the terms of the Plan and Section 4(a) hereof, any unvested portion of this Option shall immediately become vested upon (i) the involuntary removal, by the shareholders of the Company, of the Participant from the Board of Directors of the Company (except for Cause) within one (1) year after the effective date of a Change in Control, or (ii) subject to Board approval, at such times as the Committee, in its discretion, determines. For purposes of this Agreement, “Change in Control” shall be deemed to have occurred upon any of the following events:

(i) the date that any one person, or more than one person acting as a group, acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the stock of the Company;

(ii) The date of any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing 35% or more of the total voting power of the stock of the Company;

(iii) The date a majority of members of the Company’s board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Company’s board of directors before the date of the appointment or election; or

(iv) the date that any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 50 percent of the total gross fair market value of all of the assets of the corporation immediately before such acquisition or acquisitions.

(c) Expiration. Unless earlier terminated in accordance with the terms and provisions of the Plan and/or this Agreement, all portions of this Option (whether vested or not vested) shall expire and shall no longer be exercisable after the expiration of five (5) years from the Grant Date.

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5. Termination. Subject to the terms of the Plan and this Agreement, the Option, to the extent vested at the time of the Participant’s Termination, shall remain exercisable as follows:

(a) Termination due to Death or Disability. In the event of the Participant’s Termination by reason of death or Disability, the vested portion of this Option shall remain exercisable until the earlier of (i) one year from the date of such Termination, and (ii) the expiration of the stated term of the Option pursuant to Section 4 hereof.

(b) Termination for any other reason. In the event of the Participant’s Termination, resignation or removal for any reason (except for death, Disability or Cause), the vested portion of this Option shall remain exercisable until the earlier of (i) [three months from the date of such Termination], and (ii) the expiration of the stated term of the Option pursuant to Section 4 hereof.

(c) Treatment of Unvested Option Shares upon Termination. Any portion of this Option that is not vested as of the date of the Participant’s Termination for any reason shall terminate and expire as of the date of such Termination.

6. Method of Exercise and Payment. Subject to Section 8 hereof, to the extent that the Option has become vested and exercisable with respect to a number of shares of Common Stock as provided herein, the Option may thereafter be exercised by the Participant, in whole or in part, at any time or from time to time prior to the expiration of the Option as provided herein and in accordance with Sections 2.3(b) and 2.3(c) of the Plan, including, without limitation, by the delivery of any form of exercise notice as may be required by the Committee and payment in full of the Per Share Exercise Price multiplied by the number of shares of Common Stock underlying the portion of the Option exercised.

7. Entire Agreement; Amendment. This Agreement, together with the Plan, contains the entire agreement between the parties hereto with respect to the subject matter contained herein, and supersedes all prior agreements or prior understandings, whether written or oral, between the parties relating to such subject matter. The Committee shall have the right, in its sole discretion, to modify or amend this Agreement from time to time in accordance with and as provided in the Plan. The Company shall give written notice to the Participant of any such modification or amendment of this Agreement as soon as practicable after the adoption thereof.

8. Notices. Any notice hereunder by the Participant shall be given to the Company in writing and such notice shall be deemed duly given only upon receipt thereof by the Chief Financial Officer of the Company. Any notice hereunder by the Company shall be given to the Participant in writing and such notice shall be deemed duly given only upon receipt thereof at such address as the Participant may have on file with the Company.

9. No Right to Directorship. Any questions as to whether and when there has been a Termination and the cause of such Termination shall be determined in the sole discretion of the Committee. Nothing in this Agreement shall interfere with or limit in any way the right of the Company to terminate the Participant’s directorship at any time, for any reason and with or without Cause.

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2012 STOCK INCENTIVE PLAN - NON-QUALIFIED STOCK OPTION AWARD AGREEMENT - (Non-Employee Directors)	Page 3

10. Withholding of Taxes. The Company shall have the power and the right to deduct or withhold, or require the Participant to remit to the Company, an amount sufficient to satisfy any federal, state, local and foreign taxes of any kind (including, but not limited to, the Participant’s Federal Insurance Contributions Act obligations) which the Company, in its sole discretion, deems necessary to be withheld or remitted to comply with the Code and/or any other applicable law, rule or regulation with respect to the Option and, if the Participant fails to do so, the Company may otherwise refuse to issue or transfer any shares of Common Stock otherwise required to be issued pursuant to this Agreement. Any statutorily required withholding obligation with regard to the Participant may be satisfied by reducing the amount of cash or shares of Common Stock otherwise deliverable upon exercise of the Option.

11. Transfer of Personal Data. The Participant authorizes, agrees and unambiguously consents to the transmission by the Company of any personal data information related to the Option awarded under this Agreement for legitimate business purposes (including, without limitation, the administration of the Plan). This authorization and consent is freely given by the Participant.

12. Section 409A. Notwithstanding anything herein or in the Plan to the contrary, the Option is intended to be exempt from the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent.

13. Binding Agreement; Assignment. This Agreement shall inure to the benefit of, be binding upon, and be enforceable by the Company and its successors and assigns. The Participant shall not assign (except as provided by Section 3 hereof) any part of this Agreement without the prior express written consent of the Company.

14. Headings. The titles and headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

15. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

16. Further Assurances. Each party hereto shall do and perform (or shall cause to be done and performed) all such further acts and shall execute and deliver all such other agreements, certificates, instruments and documents as either party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the Plan and the consummation of the transactions contemplated thereunder.

17. Acquired Rights. The Participant acknowledges and agrees that: (a) the Company may terminate or amend the Plan at any time; (b) the award of the Option made under this Agreement is completely independent of any other award or grant and is made at the sole discretion of the Company; (c) no past grants or awards (including, without limitation, the Option awarded hereunder) give the Participant any right to any grants or awards in the future whatsoever; and (d) any benefits granted under this Agreement are not part of the Participant’s ordinary compensation, and shall not be considered as part of such compensation in the event of severance, redundancy or resignation.

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2012 STOCK INCENTIVE PLAN - NON-QUALIFIED STOCK OPTION AWARD AGREEMENT - (Non-Employee Directors)	Page 4

18. Severability. The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of any provision of this Agreement in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

19. Compliance with Laws. The issuance of this Option (and Option Shares upon exercise of this Option) pursuant to this Agreement shall be subject to, and shall comply with, any applicable requirements of any foreign and U.S. federal and state securities laws, rules and regulations (including, without limitation, the provisions of the Securities Act of 1933, as amended, the 1934 Act and in each case any respective rules and regulations promulgated thereunder) and any other law or regulation applicable thereto. The Company shall not be obligated to issue this Option or any of the Option Shares pursuant to this Agreement if any such issuance would violate any such requirements.

20. Governing Law. All questions concerning the construction, validity and interpretation of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the choice of law principles thereof.

[Remainder of Page Intentionally Left Blank]

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2012 STOCK INCENTIVE PLAN - NON-QUALIFIED STOCK OPTION AWARD AGREEMENT - (Non-Employee Directors)	Page 5

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

DUNE ENERGY, INC.

By:

Name:

Title:

PARTICIPANT

Name:

Social Security Number:

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2012 STOCK INCENTIVE PLAN - NON-QUALIFIED STOCK OPTION AWARD AGREEMENT - (Non-Employee Directors)	Page 6

DUNE ENERGY, INC.

2012 STOCK INCENTIVE PLAN

RESTRICTED STOCK AGREEMENT

(Employees/Time Vesting Agreement)

1. Agreement to Grant Restricted Shares. Subject to the provisions and conditions described in this agreement (the “Agreement”) and the Dune Energy, Inc. 2012 Stock Incentive Plan (as amended and in effect from time to time, the “Plan”), Dune Energy, Inc., a Delaware corporation (the “Company”), hereby agrees to grant to                     (“Participant”) all rights, title and interest in the record and beneficial ownership of                     (                ) shares (the “Restricted Shares”) of common stock, $.001 par value per share, of the Company (“Common Stock”). By execution of this Agreement, Participant agrees to be bound by all of the terms, provisions, conditions and limitations of the Plan as implemented by this Agreement, together with all rules and determinations from time to time issued by the Committee pursuant to the Plan. All capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan, the terms of which are incorporated herein by reference.

2. Grant Date. The grant of such Restricted Shares shall be effective as of             , 20     (the “Grant Date”).

3. Issuance and Transferability. Each certificate representing the shares of Restricted Stock awarded under the Plan shall be registered in the name of the Participant and, during the Restricted Period, shall be left in deposit with the Company and a stock power endorsed in blank until such time as the restrictions on transfer have lapsed. Any certificate or certificates representing Restricted Shares shall bear a legend similar to the following:

“The shares represented by this certificate have been issued pursuant to the terms of the Dune Energy, Inc. 2012 Stock Incentive Plan (as amended and restated) and may not be sold, pledged, transferred, assigned or otherwise encumbered in any manner except as is set forth in the terms of such Plan or award dated             , 20    .”

Until all restrictions lapse, the Restricted Shares shall not be (i) assignable, saleable, or otherwise transferable by the Participant except by will or by the laws of descent and distribution or pursuant to a domestic relations order, or (ii) subject to any encumbrance, pledge or charge of any nature. Notwithstanding the foregoing, in the case of Participant’s death or Disability, Participant’s rights under this Agreement may be exercised by Participant’s legal guardian (if the Participant becomes Disabled) or Participant’s legal representative or beneficiary. The executor or administrator of the Participant’s estate, or the person or persons to whom the Participant’s rights under this Agreement will pass by will or the laws of descent or distribution, shall be deemed to be the Participant’s beneficiary or beneficiaries of the rights of the Participant hereunder and shall be entitled to exercise such rights as are provided hereunder. Any attempted transfer in violation of the Plan or this Agreement shall be void and ineffective for all purposes.

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4. Risk of Forfeiture. Participant shall immediately forfeit all rights pursuant to this Agreement and to any nonvested portion of the Restricted Shares in the event of the Participant’s termination of employment with the Company under circumstances that do not cause such restrictions to lapse and the Participant to become fully vested under the terms of this Agreement. In the event the Participant is terminated for Cause, Participant shall forfeit all rights to Restricted Shares (both vested and nonvested portions) at 12:01 a.m. on the date of termination.

5. Repurchase & Recover Rights. The Company shall have the right to repurchase or recover such shares for the amount of cash paid therefor, if any, if (i) the Participant shall terminate Employment from or services to the Company prior to the lapse of such restrictions under circumstances that do not cause such restrictions to lapse and Participant to become fully vested or (ii) the Restricted Shares are forfeited by the Participant pursuant to the terms of the Agreement.

6. Vesting. Subject to Paragraphs 3 & 4 hereof and notwithstanding the terms of the Plan, Participant shall vest in all rights under the Restricted Shares and any rights of the Company to such shares shall lapse with respect to the Restricted Shares on the earlier of (i) the dates set forth below; (ii) the date of termination of a Participant by the Company for any reason (except for Cause) within one (1) year after the effective date of a Change in Control; or (iii) subject to Board approval, at such other times as the Committee, in its discretion, determines.

If not earlier vested, the Restricted Shares shall vest according to the following schedule, provided that the Participant is continuously employed by the Company from the Grant Date to the applicable vesting date:

No. Shares	Vesting Date
[1/3 Restricted Shares]	[First Anniversary of Grant Date]
[1/3 Restricted Shares]	[Second Anniversary of Grant Date]
[1/3 Restricted Shares]	[Third Anniversary of Grant Date]

Upon vesting of the Restricted Shares, the Committee shall issue and deliver to Participant a certificate for such shares without the legend set forth in Section 3 above for the number of shares that are no longer subject to such restrictions, terms and conditions, less the shares withheld for taxes, if such withholding is permitted pursuant to the Plan and at the sole discretion of the Committee.

7. Ownership Rights/Dividends. Subject to the reservations set forth in this Agreement, the Plan and Paragraph 9, upon Participant’s grant of the Restricted Shares, the Participant shall have all the rights of a stockholder with respect to such shares including the right to vote and the right to receive dividends or other distributions paid or made with respect to such shares. The Restricted Shares shall be registered in the name of the Participant and at the address set forth below the Participant’s signature attached hereto.

[PARTICIPANT NAME] - DUNE ENERGY, INC. - 2012 STOCK INCENTIVE PLAN - RESTRICTED STOCK AGREEMENT - (Employees/Time Vesting Agreement)	Page 2

8. Reorganization of the Company. The existence of this Agreement shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business; any merger or consolidation of the Company; any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Restricted Shares or the rights thereof; the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

9. Certain Restrictions. By executing this Agreement, Participant acknowledges that he will enter into such written representations, warranties and agreements and execute such documents as the Company may reasonably request in order to comply with the securities law or any other applicable laws, rules or regulations, or with this document or the terms of the Plan.

10. No Guarantee of Employment. The grant of Restricted Stock shall not be construed as giving the Participant the right to be retained in the employ of the Company. Further, the Company may at any time dismiss the Participant from employment, free from any liability or any claim under the Plan or this Agreement, unless otherwise expressly provided in the Plan or this Agreement.

11. Withholding of Taxes. Any issuance of Common Stock pursuant to this Agreement shall not be made until appropriate arrangements satisfactory to the Company have been made for the payment of any tax amounts (federal, state, local or other) that may be required to be withheld or paid to the Company with respect thereto. Participant agrees that, if he makes an election under Section 83(b) of the Code, with regard to the Restricted Shares, he will so notify the Company in writing within two (2) days after making such election, so as to enable the Company to timely comply with any applicable governmental reporting requirements.

12. No Guarantee of Tax Consequences. None of the Board, the Company or the Committee makes any commitment or guarantee that any federal, state or local tax treatment will (or will not) apply or be available to any person eligible for the benefits under this Agreement.

13. Severability. In the event that any provision of the Agreement shall be held illegal, invalid, or unenforceable for any reason, such provision shall be construed or deemed amended to conform with the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Agreement, such provision shall be fully severable and shall not affect the remaining provisions of the Agreement, and the Agreement shall be construed and enforced as if the illegal, invalid, or unenforceable provision had never been included herein.

14. Governing Law. This Agreement shall be determined in accordance with applicable federal law and the laws of the State of Delaware without regard to any principles of conflicts of law.

[PARTICIPANT NAME] - DUNE ENERGY, INC. - 2012 STOCK INCENTIVE PLAN - RESTRICTED STOCK AGREEMENT - (Employees/Time Vesting Agreement)	Page 3

IN WITNESS WHEREOF, the Agreement is executed this     day of         20    .

COMPANY:
DUNE ENERGY, INC.

By:

Printed Name:

Title:

PARTICIPANT:

By:
(Signature)
Date:

Address:

[PARTICIPANT NAME] - DUNE ENERGY, INC. - 2012 STOCK INCENTIVE PLAN - RESTRICTED STOCK AGREEMENT - (Employees/Time Vesting Agreement)	Page 4

DUNE ENERGY, INC.

2012 STOCK INCENTIVE PLAN

RESTRICTED STOCK AGREEMENT

(Employees/Performance Based Agreement)

1. Agreement to Grant Restricted Shares. Subject to the provisions and conditions described in this agreement (the “Agreement”) and the Dune Energy, Inc. 2012 Stock Incentive Plan (as amended and in effect from time to time, the “Plan”), Dune Energy, Inc., a Delaware corporation (the “Company”), hereby agrees to grant to                     (“Participant”) all rights, title and interest in the record and beneficial ownership of                      (                ) shares (the “Restricted Shares”) of common stock, $.001 par value per share, of the Company (“Common Stock”). By execution of this Agreement, Participant agrees to be bound by all of the terms, provisions, conditions and limitations of the Plan as implemented by this Agreement, together with all rules and determinations from time to time issued by the Committee pursuant to the Plan. All capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan, the terms of which are incorporated herein by reference.

2. Grant Date. The grant of such Restricted Shares shall be effective as of             , 20     (the “Grant Date”).

3. Issuance and Transferability. Each certificate representing the shares of Restricted Stock awarded under the Plan shall be registered in the name of the Participant and, during the Restricted Period, shall be left in deposit with the Company and a stock power endorsed in blank until such time as the restrictions on transfer have lapsed. Any certificate or certificates representing Restricted Shares shall bear a legend similar to the following:

“The shares represented by this certificate have been issued pursuant to the terms of the Dune Energy, Inc. 2012 Stock Incentive Plan (as amended and restated) and may not be sold, pledged, transferred, assigned or otherwise encumbered in any manner except as is set forth in the terms of such Plan or award dated             , 20    .”

Until all restrictions lapse, the Restricted Shares shall not be (i) assignable, saleable, or otherwise transferable by the Participant except by will or by the laws of descent and distribution or pursuant to a domestic relations order, or (ii) subject to any encumbrance, pledge or charge of any nature. Notwithstanding the foregoing, in the case of Participant’s death or Disability, Participant’s rights under this Agreement may be exercised by Participant’s legal guardian (if the Participant becomes Disabled) or Participant’s legal representative or beneficiary. The executor or administrator of the Participant’s estate, or the person or persons to whom the Participant’s rights under this Agreement will pass by will or the laws of descent or distribution, shall be deemed to be the Participant’s beneficiary or beneficiaries of the rights of the Participant hereunder and shall be entitled to exercise such rights as are provided hereunder. Any attempted transfer in violation of the Plan or this Agreement shall be void and ineffective for all purposes.

[PARTICIPANT NAME] - DUNE ENERGY, INC. - 2012 STOCK INCENTIVE PLAN - RESTRICTED STOCK AGREEMENT - (Employees/Performance Based Agreement)	Page 1

4. Risk of Forfeiture. Participant shall immediately forfeit all rights pursuant to this Agreement and to any nonvested portion of the Restricted Shares in the event of the Participant’s termination of employment from or services to the Company under circumstances that do not cause such restrictions to lapse and the Participant to become fully vested under the terms of this Agreement. The Restricted Shares allocated to a performance period in which the Participant does not vest due to the level of achievement of the TSR Performance goals (as defined below and determined in accordance with this Agreement and the Plan) for such performance period, as determined by the Committee in accordance with the Plan and this Agreement, will be forfeited. In the event the Participant is terminated for Cause, Participant shall forfeit all rights to Restricted Shares (both vested and nonvested portions) at 12:01 a.m. on the date of termination.

5. Repurchase & Recover Rights. The Company shall have the right to repurchase or recover such shares for the amount of cash paid therefor, if any, if (i) the Participant shall terminate Employment from or services to the Company prior to the lapse of such restrictions under circumstances that do not cause such restrictions to lapse and Participant to become fully vested or (ii) the Restricted Shares are forfeited by the Participant pursuant to the terms of the Agreement.

6. Vesting. Subject to Paragraphs 3 & 4 hereof and notwithstanding the terms of the Plan, Participant shall vest in all rights under the Restricted Shares and any rights of the Company to such shares shall lapse with respect to the Restricted Shares on the applicable anniversary of the Grant Date based upon the attainment of TSR Performance goals (as defined below and determined in accordance with this Agreement and the Plan) during the applicable Performance Period provided that the Participant is continuously employed by the Company from the Grant Date to the applicable anniversary of the Grant Date.

For purposes of this Agreement, the following definitions apply:

(a) “Performance Period A” means the period beginning on the first day of the fiscal quarter in which the Grant Date occurs and ending on the last day of the fiscal quarter ending prior to the first anniversary of the Grant Date.

(b) “Performance Period B” means the period beginning on the first day of the fiscal quarter in which the first anniversary of the Grant Date occurs and ending on the last day of the fiscal quarter ending prior to the second anniversary of the Grant Date.

(c) “Performance Period C” means the period beginning on the first day of the fiscal quarter in which the second anniversary of the Grant Date occurs and ending on the last day of the fiscal quarter ending prior to the third anniversary of the Grant Date.

(d) “Peer Group” refers to the following companies:

•	Callon Petroleum Company

•	Energy XXI, Ltd.

•	Goodrich Petroleum Corporation

•	PetroQuest Energy, Inc.

•	ATP Oil & Gas Corporation

[PARTICIPANT NAME] - DUNE ENERGY, INC. - 2012 STOCK INCENTIVE PLAN - RESTRICTED STOCK AGREEMENT - (Employees/Performance Based Agreement)	Page 2

•	Crimson Exploration Inc.

•	Energy Partners, LTD

•	Stone Energy Corporation

•	W&T Offshore Incorporated

Notwithstanding the foregoing, (i) if any company included in the Peer Group ceases to be publicly traded by reason of merger, acquisition, liquidation, bankruptcy, or any other reason, the Committee may, in its sole discretion, add a replacement company to the Peer Group, and (ii) for any other reason the Committee deems appropriate, the Committee may, in its sole discretion, make modifications to the Peer Group.

(e) “Total Stock Return” refers to the percentage growth in share price, adjusted for dividends and stock splits, over the applicable Performance Period, as measured by comparing (i) the average share price for the 30-day period, or such other shorter period that the Committee may determine, counting from the first day of the applicable Performance Period to (ii) the average share price for the 30-day period, or such other shorter period that the Committee may determine, ending on the last day of the applicable Performance Period. For example, if the share price, adjusted for dividends and stock splits, increases over the applicable Performance Period from $0.15 to $0.24, Total Stock Return is 60% (($0.24/$0.15) - 1).

(f) “TSR Performance” is the percentile rank of the Company among the Peer Group. In determining TSR Performance, all companies in the Peer Group, as well as the Company, shall be ranked from lowest-to-highest in Total Stock Return. The Company’s percentile rank shall thereafter be computed as follows:

Percentile = [       100 x (Rank of the Company – 0.5)       ]

              (Number of companies in Peer Group + 1)

Vesting shall occur as follows:

Vesting based on TSR Performance. Over Performance Period A, if the Company’s TSR Performance equals or exceeds the 75th percentile of the Peer Group, 100% of [1/3 of the total Restricted Shares] shares shall vest on [date of first anniversary of the Grant Date]; if the Company’s TSR Performance equals or exceeds the 50th percentile but falls below the 75th percentile of the Peer Group, 75% of [1/3 of the total Restricted Shares] shares shall vest on [date of first anniversary of the Grant Date]; and if the Company’s TSR Performance equals or exceeds the 25th percentile but falls below the 50th percentile of the Peer Group, 50% of [1/3 of the total Restricted Shares] shares shall vest on [date of first anniversary of the Grant Date].

Over Performance Period B, if the Company’s TSR Performance equals or exceeds the 75th percentile of the Peer Group, 100% of [1/3 of the total Restricted Shares] shares shall vest on [date of second anniversary of the Grant Date]; if the Company’s TSR Performance equals or exceeds the 50th percentile but falls below the 75th percentile of the Peer Group, 75% of [1/3 of the total Restricted Shares] shares shall vest on [date of second anniversary of the Grant Date]; and if the Company’s TSR Performance equals or exceeds the 25th percentile but falls below the 50th percentile of the Peer Group, 50% of [1/3 of the total Restricted Shares] shares shall vest on [date of second anniversary of the Grant Date].

[PARTICIPANT NAME] - DUNE ENERGY, INC. - 2012 STOCK INCENTIVE PLAN - RESTRICTED STOCK AGREEMENT - (Employees/Performance Based Agreement)	Page 3

Over Performance Period C, if the Company’s TSR Performance equals or exceeds the 75th percentile of the Peer Group, 100% of [1/3 of the total Restricted Shares] shares shall vest on [date of third anniversary of the Grant Date]; if the Company’s TSR Performance equals or exceeds the 50th percentile but falls below the 75th percentile of the Peer Group, 75% of [1/3 of the total Restricted Shares] shares shall vest on [date of third anniversary of the Grant Date]; and if the Company’s TSR Performance equals or exceeds the 25th percentile but falls below the 50th percentile of the Peer Group, 50% of [1/3 of the total Restricted Shares] shares shall vest on [date of third anniversary of the Grant Date].

Otherwise, none shall vest.

In addition, subject to Paragraphs 3 & 4 and notwithstanding the terms of the Plan, Participant shall vest in all rights under the Restricted Shares that have not previously been forfeited and any rights of the Company to such shares shall lapse with respect to the Restricted Shares upon (i) termination of the Participant by the Company for any reason (except for Cause) within one (1) year after the effective date of a Change in Control, or (ii) subject to Board approval, at such other times as the Committee, in its discretion, determines.

Upon vesting of the Restricted Shares, the Committee shall issue and deliver to Participant a certificate for such shares without the legend set forth in Section 3 above for the number of shares that are no longer subject to such restrictions, terms and conditions, less the shares withheld for taxes, if, such withholding is permitted pursuant to the Plan and at the sole discretion of the Committee.

7. Ownership Rights/Dividends. Subject to the reservations set forth in this Agreement, the Plan and Paragraph 9, upon Participant’s grant of the Restricted Shares, the Participant shall have all the rights of a stockholder with respect to such shares including the right to vote and the right to receive dividends or other distributions paid or made with respect to such shares. The Restricted Shares shall be registered in the name of the Participant and at the address set forth below the Participant’s signature attached hereto.

8. Reorganization of the Company. The existence of this Agreement shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business; any merger or consolidation of the Company; any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Restricted Shares or the rights thereof; the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

9. Certain Restrictions. By executing this Agreement, Participant acknowledges that he will enter into such written representations, warranties and agreements and execute such documents as the Company may reasonably request in order to comply with the securities law or any other applicable laws, rules or regulations, or with this document or the terms of the Plan.

[PARTICIPANT NAME] - DUNE ENERGY, INC. - 2012 STOCK INCENTIVE PLAN - RESTRICTED STOCK AGREEMENT - (Employees/Performance Based Agreement)	Page 4

10. No Guarantee of Employment. The grant of Restricted Shares shall not be construed as giving the Participant the right to be retained in the employ of the Company. Further, the Company may at any time dismiss the Participant from employment, free from any liability or any claim under the Plan or this Agreement, unless otherwise expressly provided in the Plan or this Agreement.

11. Withholding of Taxes. Any issuance of Common Stock pursuant to this Agreement shall not be made until appropriate arrangements satisfactory to the Company have been made for the payment of any tax amounts (federal, state, local or other) that may be required to be withheld or paid to the Company with respect thereto.

12. No Guarantee of Tax Consequences. None of the Board, the Company or the Committee makes any commitment or guarantee that any federal, state or local tax treatment will (or will not) apply or be available to any person eligible for the benefits under this Agreement.

13. No Right to Section 83(b) Election. The Participant shall have no right to file a Code Section 83(b) election in connection with this Agreement.

14. Severability. In the event that any provision of the Agreement shall be held illegal, invalid, or unenforceable for any reason, such provision shall be construed or deemed amended to conform with the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Agreement, such provision shall be fully severable and shall not affect the remaining provisions of the Agreement, and the Agreement shall be construed and enforced as if the illegal, invalid, or unenforceable provision had never been included herein.

15. Governing Law. This Agreement shall be determined in accordance with applicable federal law and the laws of the State of Delaware, without regard to any principles of conflicts of law.

[PARTICIPANT NAME] - DUNE ENERGY, INC. - 2012 STOCK INCENTIVE PLAN - RESTRICTED STOCK AGREEMENT - (Employees/Performance Based Agreement)	Page 5

IN WITNESS WHEREOF, the Agreement is executed this     day of         20    .

COMPANY:
DUNE ENERGY, INC.

By:
Printed Name:
Title:

PARTICIPANT:

By:
(Signature)
Date:
Address:

[PARTICIPANT NAME] - DUNE ENERGY, INC. - 2012 STOCK INCENTIVE PLAN - RESTRICTED STOCK AGREEMENT - (Employees/Performance Based Agreement)	Page 6

AMENDMENT

DUNE ENERGY, INC.

2012 STOCK INCENTIVE PLAN

NON-QUALIFIED STOCK OPTION AWARD AGREEMENT

(Non-Employee Directors)

WHEREAS, Dune Energy, Inc. (the “Company”) previously granted, pursuant to the “Dune Energy, Inc. 2012 Stock Incentive Plan Non-Qualified Stock Option Award Agreement” (the “Agreement”) a non-qualified stock option to             (“Participant”); and

WHEREAS, the Company desires to amend the Agreement to clarify (i) that in the event of a conflict between the terms of the Agreement and the Dune Energy, Inc. 2012 Stock Incentive Plan (“Plan”), the terms of the Agreement shall control, and (ii) that the Participant will have one year (not three months) to exercise the vested portion of such option following certain terminations of the Participant’s status as a Director; and

WHEREAS, pursuant to Section 2.5 of the Plan, the Committee (as defined in the Plan) has determined that such amendment may be made without the consent of the Participant.

NOW, THEREFORE, effective April 20, 2012, the Agreement is amended as follows:

1. The second to the last sentence of the first paragraph of Section 1 [previously—”In the event of any conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control.”] shall be deleted and replaced in its entirety as follows:

“Solely for purposes of this Agreement, in the event of any conflict between the terms of this Agreement and the terms of the Plan, the terms of this Agreement shall control.”

2. Section 5(b) [previously—”(b) Termination for any other reason. In the event of the Participant’s Termination, resignation or removal for any reason (except for death, Disability or Cause), the vested portion of this Option shall remain exercisable until the earlier of (i) [three months from the date of such Termination], and (ii) the expiration of the stated term of the Option pursuant to Section 4 hereof.”] shall be deleted and replaced in its entirety as follows:

“(b) Termination for any other reason. In the event of the Participant’s Termination, resignation or removal for any reason (except for death, Disability or Cause), the vested portion of this Option shall remain exercisable until the earlier of (i) one year from the date of such Termination, and (ii) the expiration of the stated term of the Option pursuant to Section 4 hereof.”

[PARTICIPANT NAME] - AMENDMENT TO DUNE ENERGY, INC. -
2012 STOCK INCENTIVE PLAN - NON-QUALIFIED STOCK OPTION AWARD AGREEMENT - (Non-Employee Directors)	Page 1

IN WITNESS WHEREOF, the Company has executed this Amendment as of the date first written above.

DUNE ENERGY, INC.

By:
Name:
Title:

PARTICIPANT

Name:
Social Security
Number:

[PARTICIPANT NAME] - AMENDMENT TO DUNE ENERGY, INC. -
2012 STOCK INCENTIVE PLAN - NON-QUALIFIED STOCK OPTION AWARD AGREEMENT - (Non-Employee Directors)	Page 2

DUNE ENERGY, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints James A. Watt, Frank T. Smith, Jr. and Richard H. Mourglia, or any of them, as proxy, with full power of substitution, to represent the undersigned at the 2012 annual meeting of Stockholders to be held at the Hyatt Regency Houston, 1200 Louisiana Street, Houston, Texas, 77002 on June 5, 2012 at 11:00 a.m. local time, and at any adjournments thereof, and to vote the shares that undersigned would be entitled to vote if personally presented, as indicated on the reverse side.

(Continued and to be signed on the reverse side.)

ANNUAL MEETING OF STOCKHOLDERS OF

DUNE ENERGY, INC.

PROXY VOTING INSTRUCTIONS

June 5, 2012

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call. Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER
ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, Proxy Statement, Proxy Card

are available at http://www.RRDEZProxy.com/2012/DuneEnergy

iPlease detach along perforated line and mail in the envelope provided.i

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE

MARK YOUR VOTE IN

BLUE OR BLACK INK AS SHOWN HERE ☒

1.	Election of Directors
☐	FOR ALL NOMINEES	o o o o o o o	Michael R. Keener Stephen P. Kovacs Alexander A. Kulpecz, Jr. Emanuel R. Pearlman Robert A. Schmitz Eric R. Stearns James A. Watt	The shares of common stock represented by this proxy will be voted as directed. However, if no direction is given, the shares of common stock will be voted FOR the election of the nominees, FOR the approval of the Dune Energy, Inc. 2012 Stock Incentive Plan and FOR the ratification of appointment of MaloneBailey, LLP as our independent registered public accounting firm for the year ending December 31, 2012.

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES			If any other business is properly presented at the meeting, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the board of directors knows of no other business to be presented at the meeting.

☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: —

2. Approval of Dune Energy, Inc. 2012 Stock Incentive Plan.

☐ ☐ ☐	FOR AGAINST ABSTAIN

3. Ratification of appointment of MaloneBailey, LLP as our independent registered public accounting firm for the year ending December 31, 2012.

☐ ☐ ☐	FOR AGAINST ABSTAIN

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the ☐registered name(s) on the account may not be submitted via this method.

Signature of Stockholder	Date:	Signature of Stockholder	Date

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

DUNE ENERGY, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints James A. Watt, Frank T. Smith, Jr. and Richard H. Mourglia, or any of them, as proxy, with full power of substitution, to represent the undersigned at the 2011 annual meeting of Stockholders to be held at the Hyatt Regency Houston, 1200 Louisiana Street, Houston, Texas, 77002 on June 5, 2012 at 11:00 a.m. local time, and at any adjournments thereof, and to vote the shares that undersigned would be entitled to vote if personally presented, as indicated on the reverse side.

(Continued and to be signed on the reverse side.)

ANNUAL MEETING OF STOCKHOLDERS OF

DUNE ENERGY, INC.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, Proxy Statement, Proxy Card

are available at http://www.RRDEZProxy.com/2012/DuneEnergy

June 5, 2012

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

iPlease detach along perforated line and mail in the envelope provided.i

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE

MARK YOUR VOTE IN

BLUE OR BLACK INK AS SHOWN HERE ☒

1.	Election of Directors

☐	FOR ALL NOMINEES	o o o o o o o	Michael R. Keener Stephen P. Kovacs Alexander A. Kulpecz, Jr. Emanuel R. Pearlman Robert A. Schmitz Eric R. Stearns James A. Watt	The shares of common stock represented by this proxy will be voted as directed. However, if no direction is given, the shares of common stock will be voted FOR the election of the nominees, FOR the approval of the Dune Energy, Inc. 2012 Stock Incentive Plan and FOR the ratification of appointment of MaloneBailey, LLP as our independent registered public accounting firm for the year ending December 31, 2012.

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES			If any other business is properly presented at the meeting, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the board of directors knows of no other business to be presented at the meeting.

☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: —

2. Approval of Dune Energy, Inc. 2012 Stock Incentive Plan.

☐ ☐ ☐	FOR AGAINST ABSTAIN

3. Ratification of appointment of MaloneBailey, LLP as our independent registered public accounting firm for the year ending December 31, 2012.

☐ ☐ ☐	FOR AGAINST ABSTAIN

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the ☐registered name(s) on the account may not be submitted via this method.

Signature of Stockholder	Date:	Signature of Stockholder	Date

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.